UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Navient Corporation

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123 Justison Street

Wilmington, Delaware 19801

April 10, 2015

Dear Fellow Shareholders:

Please join us Thursday, May 21, 2015, at 11:00 a.m., Eastern Daylight Time, for Navient’s inaugural Annual Meeting of Shareholders. The Annual Meeting will be held at The Westin Wilmington Hotel located at 818 Shipyard Drive, Wilmington, Delaware.

2014 was a year of transition for Navient, marked by our successful separation transaction from SLM Corporation. It was also a year in which we welcomed 12 million student loan customers to our new brand, implemented an education campaign on income-based repayment, and introduced new financial literacy tools. Our default prevention expertise produced a cohort default rate 40 percent lower than the national average. We acquired $13 billion in new student loan portfolios, bringing our default prevention expertise to even more customers.

In addition, as promised prior to our separation, we believe we have laid the groundwork for future growth. As an initial step toward that future growth, subsequent to year-end, we announced an acquisition that expands our capabilities in business process outsourcing and public sector asset recovery. Navient further invested in its future growth by recruiting six very capable new board members, five female and one male, who further enhance our board’s capabilities and diversity.

We also made investments in compliance and to strengthen our collaboration with our regulatory partners as we look to continually enhance our service and help our customers navigate the path to financial success. In 2015, we’re committed to continuing to invest in customer success, business growth and shareholder return.

Attached to this letter are a Notice of 2015 Annual Meeting of Shareholders and our Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our shareholders. There are several ways in which you can vote your shares, including via the Internet, by telephone, or by signing, dating and returning your Proxy Card. Specific instructions about each of these voting methods can be found beginning on page 7 of the Proxy Statement.

Your vote is important. Whether you own a few shares or many, it is important that you are represented. Whether you plan to attend the Annual Meeting or not, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued investment in Navient. We look forward to seeing you at the Annual Meeting.

Sincerely,

William M. Diefenderfer, III

Chairman of the Board of Directors

123 Justison Street

Wilmington, Delaware 19801

April 10, 2015

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Navient Corporation (“Navient” or the “Company”) will hold its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) as follows:

Date and Time:	Thursday, May 21, 2015 at 11:00 a.m., Eastern Daylight Time
Place:	The Westin Wilmington
818 Shipyard Drive
Wilmington Delaware 19801
Items of Business:	(1) Elect the 13 nominees named in the proxy statement to serve as directors for a one-year term or until their successors have been duly elected and qualified;
(2) Ratify the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2015;
(3) Approve, in a non-binding advisory vote, the compensation paid to Navient’s named executive officers as set forth herein;
(4) To hold a non-binding advisory vote on whether a shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years;
(5) Approve the material terms for performance-based awards under the Navient Corporation 2014 Omnibus Incentive Plan; and
(6) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date:	You may vote if you were a shareholder of record as of the close of business on March 26, 2015.

Your participation in the Annual Meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of March 26, 2015, or a valid proxy showing that you are representing a shareholder.

Thank you for your interest in Navient.

By Order of the Board of Directors,

Mark L. Heleen

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 21, 2015.

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) are available free of charge at http://www.navient.com/Investors/ShareholderInformation/AnnualReports and http://materials.proxyvote.com.

You may also obtain these materials at the Securities and Exchange Commission website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 123 Justison Street, Wilmington, Delaware 19801. Navient will provide a copy of the 2014 Form 10-K without charge to any shareholder upon written request.

Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of this proxy statement.

PROXY SUMMARY

This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Shareholders

DATE AND TIME:	LOCATION:	RECORD DATE:
May 21, 2015 11:00 a.m. local time	The Westin Wilmington 818 Shipyard Drive Wilmington, Delaware 19801	March 26, 2015

Meeting Agenda Voting Matters

This year there are five proposals on the agenda. Election of a director nominee pursuant to Proposal 1 will require the vote of a majority of the votes cast with respect to that director nominee’s election, meaning that the number of votes cast for such director nominee’s election must exceed the number of votes cast against that nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against the nominee’s election). Approval of Proposals 2, 3 and 5 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting affirmatively or negatively. With respect to Proposal 4, the frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by shareholders.

	Proposals	Board Voting Recommendations	Page

1.	Election of each Director Nominee	FOR EACH NOMINEE	12

2.	Ratification of the appointment of KPMG as Navient’s independent registered public accounting firm	FOR	35

3.	Non-binding advisory shareholder vote to approve the compensation paid to our named executive officers	FOR	42

4.	Recommendation, in a non-binding advisory shareholder vote, of whether a non-binding advisory shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years	ONE YEAR	43

5.	Approval of the material terms for performance-based awards under the Navient Corporation 2014 Omnibus Incentive Plan	FOR	72

2015 Proxy Statement	1

Board and Governance Practices

We believe our corporate governance policies reflect best practices.

In addition to executive compensation practices that strongly link pay and performance, Navient’s Code of Business Conduct and Board of Directors governance policies help to ensure that we meet high standards of ethical behavior, corporate governance and business conduct. The following chart highlights key Board and governance practices.

Size of Board	13
Separate Chairman and CEO	YES
Average Age of Directors	61.5
Number of Independent Directors	12
Annual Elections of Directors	YES
Majority Voting for Directors	YES
Board Meetings held in 2014 (average director attendance 97%)	6
Annual Equity Grant to Directors	YES
Director Stock Ownership Guidelines	YES
Independent Directors Meet without Management Present	YES
Mandatory Retirement Age	YES
Board Orientation and Continuing Education Program	YES
Anti-Hedging, Anti-Short Sale and Anti-Pledging Policy	YES
Code of Business Conduct for Directors and Officers	YES
Compensation Recovery/Clawback Policy	YES
Annual Advisory Approval of Executive Compensation	YES
Executive Stock Ownership Guidelines	YES

For more information about our governance programs and our Board of Directors, see Proposal 1 beginning on page 12.

2	2015 Proxy Statement

Board of Directors Composition

The composition of our Board reflects a breadth and variety of skills, business experiences and backgrounds.

The composition of our Board reflects the great wealth of experience and skills of our directors that we retained following our separation from SLM Corporation as well as highly successful efforts to recruit new Board members in 2014. These efforts provided the Board of Directors with a much broader set of skills, experiences, industries and markets, and enabled the Board to complete its own succession planning.

The following table highlights each director’s specific skills, knowledge and experiences that he or she brings to the Board. A particular director may possess additional skills, knowledge or experience even though they are not indicated below.

Name	Executive Leadership	Industry Experience	Business Operations	Financial and Accounting	Banking and Capital Markets	Mergers and Acquisitions	Regulatory, Policy or Legal	Public Company Board or Corporate Governance	Academic and Research
John K. Adams, Jr.	X			X	X	X	X	X
Ann Torre Bates	X	X		X				X
Anna Escobedo Cabral	X						X		X
William M. Diefenderfer, III	X	X		X			X	X
Diane Suitt Gilleland	X	X					X	X	X
Katherine A. Lehman			X	X	X	X		X
Linda A. Mills	X	X	X			X		X	X
Barry A. Munitz	X	X					X	X	X
John (Jack) F. Remondi	X	X	X	X	X	X	X	X
Steven L. Shapiro	X	X		X	X			X
Jane J. Thompson	X	X	X				X	X	X
Laura S. Unger	X			X			X	X
Barry L. Williams	X	X	X	X		X	X	X

Our efforts to retain and recruit directors also led to a more diverse Board in terms of gender, age and tenure. The average age of our directors was reduced from 66 years old to 61.5 years old. The following charts also reflect the tenure and gender diversity of our directors.

*For	purposes of this chart, we have counted each director’s service with SLM Corporation prior to our separation transaction.

2015 Proxy Statement	3

Our Director Nominees

Name	Age	Director Since*	Occupation and Experience	Independent	Committee Memberships					Other Public Boards
					EC	AC	CC	NGC	FOC

John K. Adams, Jr.	59	2014	Retired – Investment Banking	Yes		M			M	1

Ann Torre Bates	57	1997	Retired – Strategic and Financial Consultant	Yes	M	C		VC		3

Anna Escobedo Cabral	55	2014	Senior Advisor, Inter-American Development Bank	Yes		M			M	0

William M. Diefenderfer, III	69	1999	Partner, Diefenderfer, Hoover, Boyle & Wood	Yes	C					1

Diane Suitt Gilleland	68	1994	Retired – State Higher Education Executive	Yes		M		M		0

Katherine A. Lehman	40	2014	Managing Director, Lincolnshire Management	Yes			M		M	0

Linda A. Mills	65	2014	Retired – Corporate Executive	Yes			VC		M	0

Barry A. Munitz	73	1997	Chancellor Emeritus – California State University, Los Angeles	Yes	M		M	C		0

John (Jack) F. Remondi	52	2013	President and Chief Executive Officer, Navient	No	M					1

Steven L. Shapiro	74	1995	CPA and Personal Financial Specialist – Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co.	Yes	M		C	M		0

Jane J. Thompson	63	2014	CEO, Jane J. Thompson Financial Services	Yes		M			M	4

Laura S. Unger	54	2014	Financial Services Consultant	Yes		VC		M		2

Barry L. Williams	70	2000	Retired – Investment Consultant	Yes	M		M		C	3

*	For these purposes, we are considering a director’s prior service with SLM Corporation and its predecessors prior to our separation transaction.

EC	Executive Committee	NGC	Nominations and Governance Committee	C	Chair
AC	Audit Committee	FOC	Finance and Operations Committee	VC	Vice Chair
CC	Compensation and Personnel Committee			M	Member

4	2015 Proxy Statement

GENERAL INFORMATION

Navient Corporation (“Navient,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies on behalf of the Board of Directors (the “Board”) for use at our 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A copy of the Notice of 2015 Annual Meeting of Shareholders accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our shareholders beginning on or about April 10, 2015.

SPIN-OFF OF NAVIENT CORPORATION

On April 30, 2014, the separation of Navient from SLM Corporation (the “Spin-Off”) was completed. The separation was effected through the distribution by SLM Corporation (“SLM”), on a one-to-one basis, of all the shares of common stock of Navient to the holders of shares of SLM common stock as of the close of business on April 22, 2014, the record date for the distribution. As a result of the distribution, Navient became an independent, publicly-traded company that operates the loan management, servicing and asset recovery business previously operated by SLM. Navient is comprised primarily of SLM’s portfolios of education loans that were not held in Sallie Mae Bank at the time of the separation, as well as servicing and asset recovery activities on those loans and loans held by third parties. In October 2014, Navient successfully completed the transition of the servicing operations and rolled out the Navient brand to its customers. In connection with the Spin-Off, Navient entered into several agreements with SLM and its affiliates that governed the Spin-Off and the relationship of the parties following the Spin-Off. For a discussion of these agreements, refer to “Certain Relationships and Related Transactions.”

2015 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote?

Only shareholders who owned shares of Navient’s voting common stock, par value $0.01 per share (“Common Stock”), at the close of business on March 26, 2015, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Navient’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “NAVI.” On March 26, 2015, 391,209,352 shares of Common Stock were outstanding and eligible to be voted. Each share of Common Stock is entitled to one vote with respect to each matter on which holders of Common Stock are entitled to vote.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

Navient is furnishing proxy materials to its shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, Navient saves money and reduces the environmental impact of the Annual Meeting. On or about April 10, 2015, Navient mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to certain of the Company’s shareholders. The Notice of Internet Availability contains instructions on how to access Navient’s proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of Navient’s proxy materials, please follow the instructions included in the Notice of Internet Availability. The Notice of Internet Availability also contains a 15-digit control number that you will need to vote your shares. If you previously chose to receive Navient’s proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials?

You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record?

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. The only routine matter being considered at the Annual Meeting is Proposal 2 (relating to the ratification of the independent registered public accounting firm). Proposals 1, 3, 4 and 5 are considered non-routine matters. For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Navient encourages you to vote your shares.

6	2015 Proxy Statement

If your shares are registered directly in your name with Navient’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to Navient or to a third party, or to vote in person at the Annual Meeting.

How do I vote?

Navient encourages shareholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet.  You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2015. Please have your Notice of Internet Availability or proxy card available when you log on.

•

By Telephone.  If you wish to vote by telephone, you may call the toll-free telephone number on your Notice of Internet Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Internet Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2015.

•

In Person.  If you hold shares directly in your name as a shareholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

•

By Mail.  If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on May 20, 2015. If you hold your shares directly in your name as a shareholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to complete, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on May 20, 2015.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to

2015 Proxy Statement	7

Proposal 2 on the proxy card (relating to the ratification of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1, 3, 4 or 5 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan?

If you participate in the Navient 401(k) Savings Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or by mail on how to vote your shares. Voting instructions must be received no later than 5:00 p.m. (Eastern Daylight Time) on May 18, 2015. If you own shares through the Navient 401(k) Savings Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares are being voted.

How do proxies work?

Navient’s Board of Directors (the “Board of Directors” or the “Board”) is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that shareholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” ratification of the appointment of Navient’s independent registered public accounting firm, as set forth in Proposal 2;

•	“FOR” approval, on a non-binding advisory basis, of the compensation paid to our named executive officers as set forth in this proxy statement, as set forth in Proposal 3;

•	“ONE YEAR” to recommend that a non-binding advisory shareholder vote to approve the compensation paid to our named executive officers should occur every year, as set forth in Proposal 4; and

•	“FOR” approval of the material terms for performance-based awards under the Navient Corporation 2014 Omnibus Incentive Plan, as set forth in Proposal 5;

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the Annual Meeting in such manner as they determine. Navient does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

8	2015 Proxy Statement

Can I change my vote?

Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Navient’s Corporate Secretary at the Office of the Corporate Secretary, 123 Justison Street, Wilmington, Delaware 19801;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists at the Annual Meeting if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

What vote is necessary to approve each matter to be voted on at the Annual Meeting?

Election of Directors

Navient’s Bylaws (the “Bylaws”) generally provide that the election of a director will be by a majority of the votes present, represented and entitled to vote, and voting affirmatively or negatively with respect to a nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to abstentions.

Shares that are not voted affirmatively or negatively in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. Navient’s Nominations and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the recommendation of the Nominations and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

Other Proposals

Approval of Proposals 2, 3 and 5 at the Annual Meeting will require an affirmative vote of at least a majority of the votes present, represented and entitled to be voted on the matter, and voting

2015 Proxy Statement	9

affirmatively or negatively, with each share of Common Stock entitled to one vote. Shares that are not voted affirmatively or negatively on a matter, including abstentions and broker non-votes, have no direct effect on the matter. With respect to Proposal 4, the frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by shareholders. Although the advisory vote on the frequency of shareholder votes to approve the compensation paid to our named executive officers is non-binding, our Board of Directors will review the result of the vote and will take it into account in making a determination on the frequency of such votes in the future.

Who will count the vote?

Votes will be tabulated by an independent inspector of elections.

Who can attend the Annual Meeting?

Only shareholders as of the record date, March 26, 2015, or duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to do to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at The Westin Wilmington Hotel located at 818 Shipyard Drive, Wilmington, Delaware 19801 beginning at 11:00 a.m. (Eastern Daylight Time). Admission to the Annual Meeting will begin at 10:30 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including smartphones, will not be permitted in the meeting room; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, March 26, 2015. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a shareholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

10	2015 Proxy Statement

OVERVIEW OF PROPOSALS

This proxy statement contains five proposals requiring shareholder action, each of which is discussed in more detail below.

•	Proposal 1 requests the election of 13 nominees for director to the Board of Directors.

•	Proposal 2 requests ratification of the appointment of KPMG LLP as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

•	Proposal 3 requests the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this proxy statement.

•

Proposal 4 requests a recommendation, in a non-binding advisory vote, whether a shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

•	Proposal 5 requests the approval of the material terms for performance-based awards under the Navient Corporation 2014 Omnibus Incentive Plan.

2015 Proxy Statement	11

PROPOSAL 1 — ELECTION OF DIRECTORS

Under the Bylaws, the Board of Directors has the authority to determine the size of the Board of Directors and to fill any vacancies that may arise prior to the next annual shareholder meeting.

At the completion of the Spin-Off of Navient from SLM, the Board of Directors of Navient was comprised of 8 directors. They were: Ann Torre Bates, William M. Diefenderfer, III, Diane Suitt Gilleland, Barry A. Munitz, John F. Remondi, Steven L. Shapiro, Jane J. Thompson and Barry L. Williams. The Board at that time determined to actively seek new directors with experience in government contracting, operations, mergers and acquisitions, capital markets and legislative matters. On May 12, 2014, the Nominations and Governance Committee recommended and the Board of Directors approved Linda A. Mills as a director. On November 14, 2014, the Nominations and Governance Committee recommended and the Board of Directors approved increasing the size of the Board to 12 and added John K. Adams, Jr., Katherine A. Lehman and Laura S. Unger as directors. On December 9, 2014, the Nominations and Governance Committee recommended and the Board of Directors approved increasing the size of the Board to 13 and added Anna Escobedo Cabral as a director.

At this time, it is not anticipated that the Board of Directors will consider additional director candidates for appointment to the Board of Directors.

On April 6, 2015, the Nominations and Governance Committee recommended and the Board of Directors nominated 13 candidates for election at the Annual Meeting, as follows:

John K. Adams, Jr.

Ann Torre Bates

Anna Escobedo Cabral

William M. Diefenderfer, III

Diane Suitt Gilleland

Katherine A. Lehman

Linda A. Mills

Barry A. Munitz

John (Jack) F. Remondi

Steven L. Shapiro

Jane J. Thompson

Laura S. Unger

Barry L. Williams

Biographical information and qualifications and experience with respect to each nominee appears below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes and other qualifications that the Board of Directors has determined support its oversight and management of Navient’s business, operations and structure. These qualifications are discussed below along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation and business experience during the past five years. Information concerning each director is based in part on information received from him or her and in part from Navient’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

12	2015 Proxy Statement

The Bylaws generally provide that the election of a director will be by a majority of the votes present, represented and entitled to vote, and voting affirmatively or negatively with respect to a nominee at a meeting for the election of directors at which a quorum is present. Accordingly, a director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election, without regard to shares not voted affirmatively or negatively, including abstentions and broker non-votes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships
Jack Remondi, 52 Director since May 2013

President and Chief Executive Officer

Navient Corporation

Other Professional and Leadership Experience:

Chairman, Reading is Fundamental

Trustee, Nellie Mae Education Foundation

Directorship of other Public Companies:

Cubesmart Real Estate Investment Trust — 2009 to present

SLM Corporation – former Board Member

Mr. Remondi has been the Company’s President and Chief Executive Officer since April 2014. He was SLM Corporation’s President and Chief Executive Officer from May 2013 to April 2014, President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.

Mr. Remondi’s 25-year history with Navient and its predecessors, in a variety of leadership roles, including as chief executive officer, enables him to bring to the Navient Board of Directors a unique historical perspective of Navient, its operations and the evolution of the student loan industry. Mr. Remondi also brings valuable insights to the Board of Directors in the areas of finance, accounting, portfolio management, business operations and student/consumer lending. He has the knowledge of our industry, customers, investors and competitors, as well as the relationships, to lead our Company.

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William M. Diefenderfer III, 69 Chairman of the Board since March 2014 Director since February 2014

Partner

Diefenderfer, Hoover, McKenna & Wood, LLP.

Business Experience:

Partner, Diefenderfer, Hoover, Boyle, McKenna & Wood, LLP., a law firm, Pittsburgh, PA — 1991 to present

Chief Executive Officer and President, Enumerate Solutions, Inc., a privately owned technology company — 2000 to 2002

Deputy Director, U.S. Office of Management and Budget — 1989 to 1991

Other Professional and Leadership Experience:

Public Company Accounting Oversight Board (PCAOB) Standing

Advisory Group – former Board Member

Directorships of other Public Companies:

Cubesmart Real Estate Investment Trust, Chairman of the Board — 2004 to present

SLM Corporation – former Board Member

Mr. Diefenderfer’s legal background, his involvement in the executive branch of the federal government and his leadership roles in business and the PCAOB, together with his service as a member of other public company boards, both as chairman and as chair of various committees, including audit committees, bring valuable experience in the areas of finance, accounting, business operations, political/governmental affairs and law to our Board of Directors.

John K. Adams, Jr. 59 Director since November 2014

Retired – Investment Banking

Business Experience:

Managing Director, UBS Investment Bank’s Financial Institutions Group — 2002 to 2013

Managing Director, Credit Suisse First Boston’s Financial Institutions Group — 1985 to 2002

Other Professional and Leadership Experience:

Board Member, Good Shepherd Services

Directorships of other Public Companies:

Charles Schwab Corporation — 2015 to present

Mr. Adams’ extensive experience in capital markets and corporate finance, specifically involving financial institutions, along with his knowledge of the U.S. financial services regulatory environment, enables him to bring to our Board of Directors experience in the areas of finance, financial institutions, capital markets and mergers and acquisitions, which expertise is valuable in evaluating our business and growth plans.

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Ann Torre Bates, 57 Director since February 2014

Retired – Strategic and Financial Consultant

Business Experience:

Strategic and Financial Consultant — 1998 to 2012

Executive Vice President and Chief Financial Officer, NHP, Inc. — 1995 to 1997

Vice President and Treasurer, US Airways — 1991 to 1995

Directorships of other Public Companies:

United Natural Foods, Inc. — 2013 to present

Ares Capital Corporation — 1997 to present

Franklin Templeton Group of Mutual Funds — 1995 to Present

Allied Capital Corporation – former Board Member

SLM Corporation – former Board Member

Ms. Bates’ past role as a chief financial officer, and her role as chair and a member of several public companies’ audit committees, enables her to bring valuable experience to our Board of Directors, where she leads an important area of corporate governance that is a key element of the Company’s operating framework. She brings to the Board deep expertise in the areas of finance, accounting, and capital markets.

Anna Escobedo Cabral, 55 Director since December 2014

Senior Advisor

Inter-American Development Bank

Business Experience:

Senior Advisor, Inter-American Development Bank — 2009 to present Treasurer of the United States, U.S. Department of the Treasury — 2004 to 2009

Director, Smithsonian Institution’s Center for Latino Initiatives — 2003-2004

CEO, Hispanic Association on Corporate Responsibility — 1999-2003

Staff Director & Chief Clerk, US Senate Committee on the Judiciary — 1993-1999

Executive Staff Director, US Senate Task Force on Hispanic Affairs — 1991-1999

Other Professional and Leadership Experience:

Member, NatureBridge Regional Advisory Committee

NatureBridge Board of Directors, former member

Financial Services Roundtable Retirement Security Council, former chair

Providence Hospital Foundation Board, former member

American Red Cross Board of Directors, former member

Sewall Belmont House Board of Directors, former member

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Martha’s Table Board of Directors, former member

Ms. Cabral’s extensive experience in political/governmental affairs, public affairs, corporate social responsibility and financial literacy, as well as her experience in senior leadership roles in government and as a chief executive officer in the non-profit sector, enable her to provide valuable insights to our Board of Directors on a variety of matters.

Diane Suitt Gilleland, 68 Director since February 2014

Adjunct Professor of Higher Education

University of Arkansas, Little Rock

Business Experience:

Adjunct Professor of Higher Education, University of Arkansas, Little Rock — 2010 to present

Associate Professor of Higher Education, University of Arkansas, Little Rock — 2003 to 2010

Deputy Director, Illinois Board of Higher Education — 1999 to 2003

Chief Executive Officer, Arkansas Board of Higher Education — 1990 to 1997

Chief Finance Officer, Arkansas Board of Higher Education — 1986 to 1990

Other Professional and Leadership Experience:

Member, University of Arkansas Foundation Board

Member, University of Arkansas at Pine Bluff Foundation Fund Board Trustee, Arkansas Arts Center Board

Directorships of other Public Companies:

SLM Corporation – former Board Member

Dr. Gilleland’s knowledge of higher education governance and finance, from a university and government perspective, enables her to bring valuable insights to our Board of Directors on a variety of matters relating to our industry and our customers, including in the areas of academia, student/consumer lending and political/governmental affairs.

Katherine A. Lehman, 40 Director since November 2014

Managing Director

Lincolnshire Management

Business Experience:

Managing Director, Lincolnshire Management — 2001 to present

Other Professional and Leadership Experience:

Board Member, True Temper Sports

Board Member, Gruppo Fabbri

Board Member, The Robert Toigo Foundation

Director, New York Private Equity Network

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PADI Holding Company, former Board Member

Bankruptcy Management Solutions, former Board Member

Ms. Lehman’s experience in private equity and financial services, along with her investment committee experience in a private equity firm enable her to provide valuable insights in the areas of finance, investments, mergers and acquisitions, integration and operations, accounting and business, which assist our Board of Directors in evaluating our business and growth plans.

Linda Mills, 65 Director since May 2014

Retired – Corporate Executive

Business Experience:

Corporate Vice President, Operations, Northrop Grumman — 2013 to 2015

Corporate Vice President & President, Information Systems and Information Technology Sectors, Northrop Grumman — 2008 to 2012

Other Professional and Leadership Experience:

Board Member, Smithsonian National Air & Space Museum

Board of Visitors, University of Illinois, College of Engineering

Senior Advisory Group and Former Board Member, Northern Virginia Technology Council

Wolf Trap Foundation for the Performing Arts – former Board Member

Ms. Mills’ extensive experience in leading businesses and operations for large multinational companies brings a valuable perspective to the Board in the areas of operations, technology, government contracting and cyber-risk. This experience and perspective are particularly valuable to our Board of Directors.

Barry A. Munitz, 73 Director since February 2014

Chancellor Emeritus

California State University, Los Angeles

Business Experience:

Trustee Professor, California State University, Los Angeles — 2006 to 2013

Chair, California P-16 Council — 2005 to 2011

President and Chief Executive Officer, The J. Paul Getty Trust — 1997 to 2006

Chancellor and Chief Executive Officer, California State University System — 1991 to 1997

Other Professional and Leadership Experience:

Fellow, The American Academy of Arts and Sciences

Member, Leeds Equity Partners Advisory Board

Governor, Broad Family Foundations

President, COTSEN Foundation

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Directorships of other Public Companies:

Prospect Global Resources, Inc. – former Board Member

SLM Corporation – former Board Member

Dr. Munitz’s experience in senior leadership roles, including chief executive officer positions in higher education and the non-profit sector, enables him to bring a valuable perspective to our Board of Directors in the areas of academia, business operations and student/consumer lending.

Steven L. Shapiro, 74 Director since February 2014

Certified Public Accountant and Personal Financial Specialist

Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co.

Business Experience:

Certified Public Accountant and Personal Financial Specialist, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an accounting firm, Chairman — 1995 to present, various positions — 1960 to present

Other Professional and Leadership Experience:

Member, Rutgers University Executive Advisory Council

Member, American Institute of Certified Public Accountants

Member, New Jersey and Pennsylvania Societies of CPAs

Trustee, Virtua Health and Hospital Foundation Board

Directorship of other Public Companies:

MetLife Bank, N.A. – former Board Member

SLM Corporation – former Board Member

Mr. Shapiro’s leadership roles in the accounting field, as well as his membership on the boards of other financial services companies, enable him to bring to our Board of Directors deep experience in the areas of finance, accounting, financial services and capital markets.

Jane J. Thompson, 63 Director since March 2014

Chief Executive Officer

Jane J. Thompson Financial Services LLC

Business Experience:

Chief Executive Officer, Jane J. Thompson Financial Services LLC, a management consulting firm — 2011 to present

President, Financial Services, Wal-Mart Stores, Inc. — 2002 to 2011

Other Professional and Leadership Experience:

Member, CFPB Consumer Advisory Board

Member, Mitek Systems, Inc. Advisory Board

Member, Commercial Club of Chicago

Member, The Chicago Network

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Directorship of other Public Companies:

Blackhawk Network Holdings, Inc. — 2014 to present

OnDeck Capital, Inc. — 2014 to present

VeriFone Systems, Inc. — 2014 to present

The Fresh Market — 2012 to present

Ms. Thompson brings a unique depth and breadth of expertise in the areas of consumer behavior, financial services and regulation to our Board of Directors. She has extensive experience in consumer lending, as well as management experience with large, publicly traded retail businesses. Combined with other leadership roles—including service as a director of public companies and as a member of audit, compensation and risk management committees—Ms. Thompson’s business experience enables her to provide valuable insights in a variety of areas.

Laura S. Unger, 54 Director since November 2014

Financial Services Advisor

Business Experience:

Special Advisor, Promontory Financial Group — 2010 to 2014

Independent Consultant to JPMorgan — 2003 to 2009

Former Commissioner, U.S. Securities and Exchange Commission — 1997 to 2002 (including six months as Acting Chairman)

Counsel, U.S. Senate Committee on Banking, Housing & Urban Affairs — 1990 to 1997

Other Professional and Leadership Experience:

Board Member, Children’s National Medical Center

Director, Nomura Securities, Inc.

Director, Nomura Global Financial Products

Directorships of other Public Companies:

CA Inc. — 2004 to present

CIT Group — 2010 to present

Ambac Financial Group, Inc. – former Board Member

Ms. Unger’s government, public policy and legal and regulatory experience, together with her extensive leadership experience at government agencies, provide the Board with insights into regulatory policy as well as operating in a regulatory environment and the political and legislative process. She also has significant corporate governance expertise as a member or chair of boards and board committees of public companies.

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Barry L. Williams, 70 Director since February 2014

Retired – Investment Consultant

Business Experience:

President, Williams Pacific Ventures, Inc., a consulting and investment company — 1987 to 2014

Other Professional and Leadership Experience:

Trustee Emeritus, American Conservatory Theater

Director, Sutter Health

Trustee, Management Leadership for Tomorrow

Directorships of other Public Companies:

PG&E Corporation — 1996 to present

CH2M Hill Companies — 1995 to present

Northwestern Mutual Life Insurance Company — 1986 to May 2015

Simpson Manufacturing Co., Inc. – former Board Member

SLM Corporation – former Board Member

Mr. Williams’ experience leading an investment and consulting firm, combined with other leadership roles in business, brings management, leadership, and business skills to our Board of Directors. His experience in numerous areas, including financial, audit, operations and real estate, when combined with his service as a director of a number of public companies, including service on several audit, governance and compensation committees, enables him to provide value insights in the areas of finance, financial services, business operations and capital markets.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Navient’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Navient’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Navient and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance and governance;

•	Select, evaluate and compensate the Chief Executive Officer;

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•	Review and approve Navient’s annual business plan and multi-year strategic plan and periodically review performance against such plans;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee Navient’s independent registered public accounting firm;

•	Recommend director candidates for election by shareholders and plan for the succession of the new directors; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the Nominations and Governance Committee. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com. The Guidelines, along with Navient’s Bylaws, embody the following governance practices, among others:

•

A majority of the members of the Board of Directors must be independent directors and all members of the Audit, Compensation and Personnel, and Nominations and Governance Committees must be independent. Until May 1, 2017, for purposes of determining independence when evaluating a director’s relationship with Navient, “Navient” also includes SLM and its subsidiaries.

•

All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections. Directors are not eligible to stand for re-election after reaching age 75, unless waived by the Board.

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•	The Board of Directors has separated the roles of Chairman of the Board and CEO, and currently has an independent, non-executive director as Chairman.

•

Independent members of the Board of Directors and its committees meet in executive session, without the presence of management or the CEO, at the end of each regularly scheduled Board and committee meeting. The Chairman of the Board (or the applicable committee chair) presides over these sessions.

•	Navient maintains stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually, and has routinely done so.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

The Board of Directors has separated the roles of Chairman of the Board of Directors and Chief Executive Officer, and the Board of Directors continues to believe that this structure properly balances the Board’s management and governance responsibilities. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Navient.

While it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting Navient’s strategic development with the Board of Directors’ management oversight function, as the Board contemplates both CEO succession and Chairman of the Board succession, it may choose to change this separation at any time.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Navient (or, until May 1, 2017, with SLM). The Board of Directors has adopted the Guidelines, which include the standards for determining director independence which conform to the independence requirements of the NASDAQ listing standards. The Guidelines are published at www.navient.com under “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@navient.com.

At the end of 2014, the Board of Directors was comprised of 13 members, 12 of whom were affirmatively determined to be independent. The independent members of the Board of Directors were: John K. Adams, Jr.; Ann Torre Bates; Anna Escobedo Cabral; William M. Diefenderfer, III; Diane Suitt Gilleland; Katherine A. Lehman; Linda A. Mills; Barry A. Munitz; Steven L. Shapiro; Jane J. Thompson; Laura S. Unger; and Barry L. Williams. During 2014, the Board of Directors determined each of these individuals met the NASDAQ listing standards and Navient’s own director independence standards. In addition, the Board of Directors considered transactions and relationships between each director and any member of his or her immediate family on one hand, and Navient, SLM and their respective

22	2015 Proxy Statement

affiliates on the other, to confirm that there were no transactions and relationships that would vitiate such director’s independence. Based on his current position as an executive officer of Navient, Mr. Remondi is not independent under the Guidelines or the NASDAQ listing standards.

Each member of the Board of Directors’ Audit, Compensation and Personnel, and Nominations and Governance Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3 and Navient’s own director independence standards.

Board of Directors Meetings and Attendance at Annual Meeting

The full Board of Directors met six times in 2014 following the Spin-Off (i.e., from May 1, 2014 through December 31, 2014). Each of our directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees during his or her tenure on that committee. Directors are expected to attend the Annual Meeting.

Committee Membership

Effective upon the completion of the Spin-Off, the Board of Directors established the following committees to assist in its oversight responsibilities: an Audit Committee, a Compensation and Personnel Committee, a Nominations and Governance Committee, and a Finance and Operations Committee. In addition, in October 2014, the Board of Directors established an Executive Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions and responsibilities. Membership of each of the committees is also changed as part of a regular rotation.

For 2014, an annual work-plan was created from the charters of the Audit, Compensation and Personnel, Nominations and Governance and Finance and Operations Committees so that the responsibilities of each committee would be addressed at appropriate times throughout the year. These work-plans will be reviewed and revised as appropriate in 2015. Agendas for committee meetings are developed based on each committee’s work-plan and all other current matters the committee chair or management believes should be addressed at the meeting. The chair of each committee provides regular reports to the Board of Directors regarding the subject of the committee’s meetings and any committee actions.

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The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2014 following the Spin-Off. It is the practice of the Board to hold its regular Committee meetings in conjunction with the regular meetings of the Board of the Directors. Given the Audit Committee’s responsibilities relating to our financial statements and financial reporting, it is expected that the Audit Committee will meet often.

	Audit Committee	Compensation and Personnel Committee	Finance and Operations Committee	Nominations and Governance Committee	Executive Committee
John K. Adams, Jr.	X		X
Ann Torre Bates	CHAIR			VICE	X
Anna Escobedo Cabral	X		X
William M. Diefenderfer					CHAIR
Diane Suitt Gilleland	X			X
Katherine A. Lehman		X	X
Linda A. Mills		VICE	X
Barry A. Munitz		X		CHAIR	X
John F. Remondi					X
Steven L. Shapiro		CHAIR		X	X
Jane J. Thompson	X		X
Laura S. Unger	VICE			X
Barry L. Williams		X	CHAIR		X
Number of Meetings in 2014*	12	5	4	4	2

*Number of meetings held from May 1, 2014 through December 31, 2014

CHAIR = Committee Chair

VICE = Committee Vice Chair

X = Committee Member

This table reflects the membership of each committee as of December 31, 2014. Each committee’s membership changed during 2014 as new independent directors were appointed to the Board and received committee assignments, the exception being the Executive Committee, whose membership remained unchanged since its creation in October 2014. With the appointment of Ms. Mills to the Board in May 2014, and again in December 2014, following the appointment of Mr. Adams, Ms. Lehman, and Ms. Unger in November 2014 and Ms. Cabral in December 2014, the Board reassessed each committee’s membership and made new committee appointments. In some instances, these changes involved reassigning existing committee members to new committees to best utilize the combined experience and talents of the independent directors.

It is presently the intent of the Board of Directors that those individuals named as Vice Chair of a committee will succeed to the Chair of the committee at an appropriate date in the future. In the interim, each Vice Chair serves as the chair of their respective committee in the absence of the Chair of that committee. The Board reserves the right to assess each committee’s needs and the skills, expertise and other qualifications of the Vice Chair when naming a new Chair, and may name another director as the Chair of that Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). During 2014, the Audit Committee assisted the Board of Directors in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of Navient’s financial statements; (2) the Company’s system of internal controls; (3) the qualifications, performance

24	2015 Proxy Statement

and independence of Navient’s independent registered accounting firm; (4) the performance of the Company’s internal audit function; (5) risks related to Navient’s compliance, legal and regulatory matters; and (6) the review of related party transactions. In addition, the Audit Committee prepares the report of the Audit Committee for Navient’s annual proxy statement, as required by the SEC. During 2014, the Board of Directors determined that Ms. Bates qualified as an audit committee financial expert, as that term is defined under the rules promulgated by the SEC. During 2014, none of the Audit Committee members served on the audit committee of more than three public companies.

Compensation and Personnel Committee

Pursuant to the provisions of its charter, the primary responsibilities of the Compensation and Personnel Committee (also referred to herein as the “Compensation Committee”) during 2014 were to: (1) approve or recommend, as appropriate, compensation, benefits and employment arrangements for Navient’s Chief Executive Officer and certain other executive officers who report to the Chief Executive Officer (“Executive Management”), and independent members of the Board of Directors; (2) review and approve benefit plans, compensation plans and incentive plans applicable to Executive Management; (3) review, approve and administer all equity-based plans of the Company; (4) supervise the administration of employee benefit plans of Navient as required by law or the plan terms or as otherwise appropriate; (5) receive periodic reports regarding the Company’s compensation programs as they relate to all employees; (6) review Navient’s management development and recommend to the Board of Directors succession plans applicable to Executive Management; (7) review and consider current and developing compensation and personnel related topics as appropriate; and (8) prepare the report of the Compensation Committee for inclusion in this proxy statement, as required by the SEC. The Compensation Committee also reviewed the risks arising from Navient’s compensation policies and practices to determine whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee considers executive officer and director compensation on an annual basis. In January or February of each year, after consultation with the independent chairman and other independent directors, as well as its independent consultant, if one has been retained, the Compensation Committee sets Chief Executive Officer and Executive Management level compensation. At that time the Compensation Committee also makes a recommendation to the Board of Directors regarding director compensation. Following the Spin-Off, the Compensation Committee reviewed executive compensation as described in “Compensation Discussion and Analysis.” In addition, throughout the year, the Compensation Committee considers executive compensation consistent with its responsibilities, as warranted by any personnel changes.

Nominations and Governance Committee

In accordance with its charter, the Nominations and Governance Committee assisted the Board of Directors in establishing appropriate standards for the governance of Navient, the operations of the Board of Directors and the qualifications of directors during 2014. In addition, the Nominations and Governance Committee also identified individuals qualified to become directors and actively recruited six new highly qualified directors during 2014. It has recommended to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominations and Governance Committee also supervised the evaluation of the Board of Directors and reviewed and recommended changes to the Guidelines to the Board of Directors.

Executive Committee

Since its creation, membership of the Executive Committee included the committee chairs, the Chief Executive Officer and the chairman. The Executive Committee has authority to act on behalf of the Board of Directors when the Board of Directors is not in session, assists the Board of Directors in fulfilling its oversight responsibilities with regard to establishing risk tolerances and parameters for Navient and oversees the allocation of risk oversight responsibilities among Board committees.

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Finance and Operations Committee

During 2014, the Finance and Operations Committee assisted the Board of Directors by providing oversight with respect to: (1) material corporate finance matters, including investments, acquisitions, capital management, financing and funding strategy; (2) technology and operations; (3) marketing and product development; and (4) the Company’s lending programs. The Finance and Operations Committee also reviewed the financial risk profile of Navient, including capital market access, credit, interest rate and currency risks and reviewed with management steps to manage those risks.

Committee charters are available at www.navient.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@navient.com or Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

Compensation Consultant and Independence

During 2014, the Compensation Committee selected and retained Pearl Meyer & Partners LLC (“PM&P”) as its independent compensation consultant (the “Compensation Consultant”). PM&P also served as the compensation consultant to SLM’s Compensation Committee in 2014 and advised on certain matters related to Navient in anticipation of the Spin-Off.

The Compensation Consultant reported directly to the Compensation Committee, and the Compensation Committee retained authority to replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant participated in meetings of the Compensation Committee and met with the committee without the presence of management, as requested, and communicated with the chair of the Compensation Committee between meetings; however, the Compensation Committee made all decisions regarding the compensation paid to Navient’s named executive officers.

The Compensation Consultant provided various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services included advising the Compensation Committee on the principal aspects of Navient’s executive compensation program, assisting in the selection of the compensation peer group, providing market information and analysis regarding the competitiveness of our compensation program design, reviewing Navient’s executive compensation disclosures, and informing the Committee about new compensation-related regulatory and industry issues as they emerge.

During 2014, and again in 2015, the Compensation Committee considered the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. The Compensation Committee received a written statement of independence from the Compensation Consultant, which addressed the following factors: (1) other services provided to Navient by the Compensation Consultant; (2) fees paid by the Company as a percentage of the Compensation Consultant’s total revenue; (3) policies or procedures maintained by the Compensation Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Common Stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the Compensation Consultant or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that the work of the Compensation Consultant did not raise any conflict of interest. For more information on the Compensation Committee and the Compensation Consultant, please see the “Compensation Discussion and Analysis” section in this proxy statement.

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Compensation Committee Interlocks and Insider Participation

Messrs. Shapiro and Munitz were members of the Compensation and Personnel Committee throughout fiscal year 2014. Ms. Mills joined the Compensation Committee on May 12, 2014. Ms. Lehman and Mr. Williams joined the Compensation Committee on December 10, 2014. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Navient. During fiscal year 2014, none of Navient’s executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Compensation Committee.

The Board of Directors’ Role in Risk Oversight

The Board of Directors and its standing committees oversee Navient’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line, as well as the risk management practices the management team develops and utilizes. This risk management framework is reviewed periodically in light of the Company’s short- and long-term strategies and the major risks and issues facing the Company. Management escalates to the Board of Directors any significant departures from established tolerances and parameters and reviews new and emerging risks. During 2014, the Board of Directors used the following risk management oversight structure to monitor risks:

Board of Directors
Audit Committee • Oversees risks related to internal controls, compliance and legal matters • Oversees qualification standards for employees engaged in risk management	Compensation and Personnel Committee • Oversees risks related to the Company’s compensation programs to insure that these programs do not incentivize excessive risk-taking
Nominations and Corporate Governance Committee • Oversees allocation of oversight responsibilities among Board committees • Oversees risks related to corporate governance

Finance and Operations Committee

•       Oversees the credit standing and financial risk profile of the Company and its counterparties

•       Oversees financial risks, including credit, interest rate and currency risks

Risk Assessment of Compensation Policies

Navient maintains an internal Incentive Compensation Plan Committee (the “ICP Committee”). The ICP Committee is comprised of a cross-functional team of our senior officers from human resources, risk and legal, and oversees our incentive compensation plans. The ICP Committee’s responsibilities include oversight of the annual risk review and assessment of our incentive compensation plans to ensure that our employees are not incented to take inappropriate risks which could impact our financial position and controls, reputation and operations; and to develop policies and procedures to ensure our incentive compensation plans are designed to achieve our business goals within acceptable risk parameters. The ICP Committee periodically reports to the Compensation

2015 Proxy Statement	27

Committee on the controls and reviews of our incentive compensation plans. In 2014, the ICP Committee conducted risk assessments of the Company’s incentive compensation plans to ascertain any potential material risks that may be created by those plans. The ICP Committee presented its findings to the Compensation Committee in early 2015, and the Compensation Committee determined that none of the Company’s incentive compensation programs encourages or creates unnecessary risk taking, and that none of the programs is reasonably likely to have a material adverse effect on the Company.

Nominations Process

The Nominations and Governance Committee considers director candidates recommended by shareholders and also receives suggestions for candidates from Board members. The Nominations and Governance Committee may also engage third party search firms to assist in identifying director candidates. In 2014, the Nominations and Governance Committee utilized two such third-party search firms to assist in its successful efforts to identify and recruit six new directors.

Candidates are evaluated based on the needs of the Board of Directors and Navient at that time, given the then-current mix of Board members. Navient does not have a formal diversity policy but the Board of Directors seeks representation that reflects gender, ethnic and geographic diversity as reflected in the Guidelines. The Nominations and Governance Committee, through its charter, is charged with reviewing the composition and diversity of the Board of Directors, and as part of the process, the Nominations and Governance Committee incorporates into the Board of Directors’ annual evaluation process, the opportunity for each Board member to provide input regarding the current and desired composition of the Board of Directors and desired attributes of Board members. The minimum qualifications and attributes that the Nominations and Governance Committee believes a director nominee must possess include:

•	Knowledge of the business of Navient;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing shareholders;

•	Ability to challenge and stimulate management; and

•	Independence.

In addition, the following skills and attributes are desired to be represented collectively on the Board of Directors as a whole:

•	Finance expertise;

•	Accounting expertise;

•	Corporate governance expertise;

•	Academia expertise;

•	Financial services expertise;

•	Business operations expertise;

28	2015 Proxy Statement

•	Capital markets expertise;

•	Student/Consumer lending expertise;

•	Marketing and product development expertise;

•	Government/Regulatory expertise; and

•	Legal expertise.

The Nominations and Governance Committee also has determined that the composition of the Board should be diverse in terms of professional experience, age, gender and ethnic background, and it considers these factors on an on-going basis, as well as the skills of individual directors and the Company’s current and future needs.

The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801. The shareholder should also include his or her contact information and a statement of his or her share ownership. A shareholder wishing to nominate a candidate must comply with the notice and other requirements described under “Shareholder Proposals for the 2016 Annual Meeting” in this proxy statement.

The Nominations and Governance Committee is also responsible for overseeing the orientation of new directors and the ongoing education of the Board.

Shareholder Communications with the Board

Shareholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Chairman or any other individual member of the Board of Directors by contacting the Chairman of the Board in writing at corporatesecretary@navient.com or c/o Corporate Secretary, Navient Corporation, 123 Justison Street, Wilmington, Delaware 19801.

In general, the Corporate Secretary forwards all such communications to the Chairman. The Chairman in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Corporate Secretary forwards those communications directly to those individuals.

The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

2015 Proxy Statement	29

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the Chief Executive Officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s website (www.navient.com under “Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s Chief Executive Officer, principal financial officer or principal accounting officer or any director) at this location on its website.

30	2015 Proxy Statement

DIRECTOR COMPENSATION

Our director compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size, and to align the interests of our directors with those of our shareholders. The Compensation Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board.

Following the Spin-Off, the Compensation Committee undertook a thorough review of director compensation with the assistance of its independent compensation consultant. That review utilized Navient’s 2014 Peer Group, which is described in the Compensation Discussion and Analysis, and led to a director compensation package that approximates the median compensation package provided to non-employee directors among our peer group companies.

Director Compensation Elements

The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation Value
Annual Cash Retainer	$100,000
Additional Cash Retainer for Independent Chairman	50,000
Additional Cash Retainer for Audit Committee Chair	30,000
Additional Cash Retainer for Compensation and Personnel Committee Chair	25,000
Additional Cash Retainer Other Committee Chair	20,000
Annual Equity Award	100,000
Additional Equity Award for Independent Chairman	50,000

Annual equity awards for 2014 were granted in the form of fully-vested shares of Navient Common Stock. Annual equity awards for 2015 were granted in February 2015 in the form of restricted stock, which will vest only upon the recipient’s election to the Board at this annual meeting of shareholders (or, if earlier, upon death, disability, or a change in control).

Each of our non-employee directors is also paid $1,500 for every Board or committee meeting that he or she attends, subject to an annual aggregate maximum amount of $19,500 (which equates to 13 Board or committee meetings per year). We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their service as a director.

Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. Under our share ownership guidelines, each director is expected, within five years of his or her initial election to the Board of Directors, to own Navient Common Stock with a value equivalent to four times his or her annual cash retainer (excluding any additional cash or equity retainer). The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; shares credited to deferred compensation accounts; restricted stock and restricted stock units (“RSUs”) that vest solely upon the passage of time; and vested stock options, to the extent that they are “in-the-money.”

All non-employee directors are in compliance with the share ownership guidelines as of the date of this proxy statement.

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Other Compensation

We provide non-employee directors with company-paid group life insurance, accidental death and disability and business travel accident insurance. We also provide current non-employee directors the opportunity to participate in the Company’s medical and dental plans. If a director elects to participate, the director pays the full cost of medical and dental coverage (which is normally shared by the Company and the employee). After retirement from the Board, a former non-employee director may continue medical coverage for up to 18 months under COBRA at his/her own expense. The Independent Chairman is also entitled to reimbursement for office and transportation expenses commensurate with the amount of time he allocates to Board service.

Deferred Compensation Plan for Directors

In connection with the Spin-Off, Navient assumed a portion of the deferred compensation plan previously established by SLM for its non-employee directors. Under the Navient Corporation Deferred Compensation Plan for Directors (“Director Deferred Compensation Plan”), our non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer and/or meeting fees. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. The plan does not pay above-market or preferential earnings on amounts deferred. Deferrals are payable in cash (in a single lump sum or in installments at the election of the director) upon termination of the director’s service on the Board (except for hardship withdrawals in limited circumstances). As noted below, Mr. Diefenderfer elected to defer 100% of his 2014 annual cash retainer and meeting fees under the Director Deferred Compensation Plan.

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2014 Director Compensation Table

Prior to the Spin-Off of Navient, Ann Torre Bates, William M. Diefenderfer, III, Diane Suitt Gilleland, Barry A. Munitz, Steven L. Shapiro, and Barry L. Williams served as non-employee directors of SLM. In connection with the Spin-Off, they resigned as directors of SLM and joined our Board. While serving on SLM’s board, each of these directors received compensation and stock awards from SLM for their service as non-employee directors. The tables below present information regarding the compensation and stock awards that we have paid or granted to the non-employee directors for the year ended December 31, 2014, as well as any compensation or stock awards paid or granted by SLM for service on its board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John K. Adams, Jr.	55,750	51,249	-	106,999
Ann Torre Bates	149,500	99,988	60,048	309,536
Anna Escobedo Cabral	48,750	44,247	-	92,997
William M. Diefenderfer, III(3)	169,500	149,990	60,048	379,538
Diane Suitt Gilleland	119,500	99,988	60,048	279,536
Katherine A. Lehman	55,750	51,249	-	106,999
Linda A. Mills	119,500	99,988	-	219,488
Barry A. Munitz	139,500	99,988	60,048	299,536
Steven L. Shapiro	144,500	99,988	60,048	304,536
Jane J. Thompson(4)	151,500	99,988	-	251,488
Laura S. Unger	55,750	51,249	-	106,999
Barry L. Williams	139,500	99,988	60,048	299,536

(1)

The grant date fair market value for each share of restricted stock granted in 2014 to directors is based on the closing market price of the Company’s stock on the grant date. Additional details on accounting for stock-based compensation can found in “Note 2–Significant Accounting Policies” and “Note 11–Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K.

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(2)	All Other Compensation is set forth in the table below:

Name	Life Insurance Premiums ($) (A)	Other Cash Awards ($) (B)	Total ($)
John K. Adams, Jr.	-	-	-
Ann Torre Bates	48	60,000	60,048
Anna Escobedo Cabral	-	-	-
William M. Diefenderfer, III	48	60,000	60,048
Diane Suitt Gilleland	48	60,000	60,048
Katherine A. Lehman	-	-	-
Linda A. Mills	-	-	-
Barry A. Munitz	48	60,000	60,048
Steven L. Shapiro	48	60,000	60,048
Jane J. Thompson	-	-	-
Laura S. Unger	-	-	-
Barry L. Williams	48	60,000	60,048

(A)	The amount reported is the annual premium paid by Navient to provide a life insurance benefit of up to $100,000.

(B)

On April 7, 2014, the SLM Compensation Committee approved a cash award for each non-employee director of SLM in recognition of their significant efforts over the preceding year relative to the completion of the Spin-Off.

(3)	Mr. Diefenderfer timely elected to defer 100% of his 2014 annual cash retainer and meeting fees under the Director Deferred Compensation Plan.

(4)

Ms. Thompson was appointed to the Board on March 6, 2014, prior to the effective date of the Spin-Off. She received a ratable portion of the Board compensation for the period she served on the Navient Board prior to the Spin-Off.

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PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Navient’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee. On February 26, 2015, the Audit Committee engaged KPMG as Navient’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

This proposal is put before the shareholders because the Board of Directors believes it is a good corporate governance practice to provide shareholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Navient’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2015 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS NAVIENT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firms for 2014 and 2013

Aggregate fees billed for services performed for Navient by its independent accountant, KPMG, for the fiscal years ended December 31, 2014 and 2013, are set forth below.

	2014	2013
Audit Fees	$2,707,096	$3,827,670
Audit-Related Fees	2,002,211	3,258,122
Tax Fees	41,500	612,963
All Other Fees	—	—
Total	$4,750,807	$7,698,755

Audit Fees.  Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Navient and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include fees for federal and state tax compliance, and tax consultation services.

Pre-Approval Policies and Procedures

The Audit Committee has a policy that addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2014. Reporting is provided to the Audit Committee regarding services that the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and quarterly reports on Form 10-Q prior to their being filed with the SEC, and also meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor our financial record keeping and controls, management is ultimately responsible for our financial reporting process, including our system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of our financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Navient’s independent registered accounting firm, KPMG LLP, the Company’s audited financial statements as of and for the year ended December 31, 2014. The Audit Committee also discussed with KPMG LLP the matters under Public Company Accounting Oversight Board (“PCAOB”) standards, including among other things, matters related to the conduct of the audit of our financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Audit Committee

Ann Torre Bates, Chair

Laura S. Unger, Vice Chair

John K. Adams, Jr.

Anna Escobedo Cabral

Diane Suitt Gilleland

Jane J. Thompson

2015 Proxy Statement	37

OWNERSHIP OF COMMON STOCK

The following table provides information, as of March 26, 2015, about each shareholder known to Navient to beneficially own more than five percent of the outstanding shares of our Common Stock, based solely on the information filed by each such shareholder on Schedules 13D or 13G with the SEC on the dates indicated in the footnotes to this table (percentages are calculated assuming continuous beneficial ownership at March 26, 2015).

Name and Address of Beneficial Owner	Shares	Percent
Barrow, Hanley, Mewhinney & Strauss, LLC(1) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	38,756,362	9.5%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	35,360,055	8.6%
Goldman Sachs Asset Management(3) 200 West Street New York, NY 10282	32,736,087	8.0%
BlackRock Inc.(4) 40 East 52nd Street New York, NY 10022	22,512,878	5.5%

(1)

This information is based on the Schedule 13G filed with the SEC by Barrow, Hanley, Mewhinney & Strauss, LLC on February 9, 2015. Barrow, Hanley, Mewhinney & Strauss, LLC has sole power to vote or direct the vote for 11,638,444 shares of Common Stock, shared power to vote or to direct the vote for 27,117,918 shares of Common Stock and sole power to dispose or to direct the disposition of 38,756,362 shares of Common Stock.

(2)

This information is based on the Schedule 13G with the SEC by The Vanguard Group, Inc., on December 31, 2014. The Vanguard Group, Inc., directly and through its subsidiaries, has sole power to vote or direct the voting of 712,283 shares of Common Stock, sole power to dispose of or direct the disposition of 34,695,023 shares of Common Stock, and shared power to dispose of or direct the disposition of 665,032 shares of Common Stock. According to this Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 561,032 shares of Common Stock; and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owns 255,251 shares of Common Stock.

(3)

This information is based on the Schedule 13G with the SEC by Goldman Sachs Asset Management (a group composed of Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC), on February 13, 2015. Goldman Sachs Asset Management has shared power to vote or direct the voting of 29,366,366 shares of Common Stock and shared power to dispose of or direct the disposition of 32,736,087 shares of Common Stock.

(4)

This information is based on the Schedule 13G filed with the SEC by BlackRock, Inc. on February 3, 2015. BlackRock, Inc. has sole power to vote or direct the voting of 19,400,073 shares of Common Stock and has sole power to dispose of or direct the disposition of for 22,512,878 shares of Common Stock.

38	2015 Proxy Statement

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Navient’s Common Stock by: (i) our current directors and director nominees; (ii) the named executive officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 28, 2015. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated. As of February 28, 2015, there were 397,719,331 shares of our Common Stock issued, outstanding and entitled to vote.

	Shares(1)	Vested Options (2)	Total Beneficial Ownership (3)	Percent of Class
Director Nominees
John K. Adams, Jr.	7,129	0	7,129	*
Ann Torre Bates(4)	26,090	26,130	52,220	*
Anna Escobedo Cabral	6,677	0	6,677	*
William M. Diefenderfer, III(5)	125,717	67,390	193,107	*
Diane Suitt Gilleland(6)	131,684	76,853	208,537	*
Katherine A. Lehman	7,129	0	7,129	*
Linda A. Mills(7)	10,879	0	10,879	*
Barry A. Munitz	45,224	55,350	100,574	*
Steven L. Shapiro(8)	145,436	76,853	222,289	*
Jane J. Thompson(9)	10,879	0	10,879	*
Laura S. Unger(10)	7,129	0	7,129	*
Barry L. Williams(11)	37,434	47,819	85,253	*

Named Executive Officers
John F. Remondi(12)	1,043,677	1,872,408	2,916,085	*
Somsak Chivavibul(13)	176,574	55,554	232,128	*
John Kane(14)	166,483	31,445	197,928	*
Timothy Hynes(15)	97,643	105,068	202,711	*

Directors and Executive Officers as a Group (17 Persons)	2,082,076	2,414,870	4,496,946	1.13%

*	Less than one percent

(1)

Shares of common stock and stock units held directly or indirectly, including deferred stock units credited to Company-sponsored retirement plans. Total for named executive officers may include (i) restricted stock units (“RSUs”) that vest and are converted into shares only upon the passage of time, (ii) performance stock units (“PSUs”) that vest and converted into shares upon the satisfaction of pre-established performance conditions, and (iii) associated dividend equivalent units (“DEUs”) issued on outstanding RSUs and PSUs. The individuals holding such RSUs, PSUs and DEUs have no voting or investment power over these units.

2015 Proxy Statement	39

(2)

Shares that may be acquired within 60 days of February 28, 2015, through the exercise of stock options. Net-settled stock options are shown on a “spread basis”, and if not in-the-money, they are shown as 0.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	15,477 shares are held in an account that is pledged as security. 2,600 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(5)	22,016 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(6)	22,287 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(7)	4,618 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(8)

33,469 shares were held in a margin account as of February 28, 2015, and are therefore considered “pledged as security.” No loan was outstanding as of February 28, 2015. Mr. Shapiro has since moved these shares to a non-marginable account. Mr. Shapiro’s share ownership includes 3,000 shares held in a Roth IRA and 76,425 shares held in an LLC owned by Mr. Shapiro and his spouse. 14,934 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(9)	4,618 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(10)	4,618 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(11)	4,618 shares are deferred stock units credited to a Company-sponsored deferred compensation plan account.

(12)

542,440 shares are held in a margin account and are therefore considered “pledged as security.” No loan is outstanding. 501,237 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Remondi has no voting or dispositive control.

(13)

Mr. Chivavibul’s share ownership includes 2,098 shares held by his spouse. 75,964 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Chivavibul has no voting or dispositive control.

(14)	102,786 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Kane has no voting or dispositive control.

(15)	66,095 of the shares reported in this column are RSUs, PSUs or DEUs over which Mr. Hynes has no voting or dispositive control.

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EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Navient’s executive officers who are not directors. Biographical information for Mr. Remondi is included in Proposal 1 — Election of Directors.

Name and Age	Position and Business Experience
John Kane 46

•Chief Operating Officer, Navient – April 2014 to present

•Senior Vice President, Enterprise Project Management, SLM Corporation — March 2013 to April 2014

•Senior Vice President, Credit, SLM Corporation — August 2011 to March 2013

•Senior Vice President, Collection, SLM Corporation — 2008 to 2011

•Senior Vice President, Consumer Credit Operations, MBNA/Bank of America — 1990 to 2008

Somsak Chivavibul 48

•Chief Financial Officer, Navient – April 2014 to present

•Senior Vice President, Financial Planning & Analysis, SLM Corporation — May 2007 to April 2014

•Vice President, Financial Planning & Analysis, SLM Corporation — 2003 to 2007

•Treasurer, Student Loan Marketing Association — 1997 to 2003

•Managing Director, Financial Planning & Analysis, SLM Corporation — 1997 to 2003

Timothy Hynes 45

•Chief Risk Officer, Navient – April 2014 to present

•Senior Vice President, Collections, SLM Corporation — October 2011 to April 2014

•Senior Vice President, Credit, SLM Corporation — May 2008 to October 2011

•Director of New Account and Existing Account Marketing, Bank of America Card Services — February 2007 to May 2008

2015 Proxy Statement	41

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Navient is asking shareholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on the Company’s executive compensation as reported in this proxy statement. Navient urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes how the Company‘s executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation paid to our named executive officers.

This proposal gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation paid to our named executive officers as described in this proxy statement. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Navient is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Navient’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

As part of its operating plan, Navient set out several management objectives to create shareholder value in 2014. The Board of Directors believes that Navient substantially achieved those operating plan goals, and that the Company’s executive compensation program, as described in the “Compensation Discussion and Analysis,” promoted such achievement. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section which describes Navient’s executive compensation program in detail, including how it is designed to achieve the Company’s compensation objectives.

This proposal to approve the resolution regarding the compensation paid to Navient’s named executive officers requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

As an advisory vote, the “say-on-pay” resolution is not binding on Navient. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding our compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address any shareholder approval or disapproval remains with the Board of Directors and the Compensation Committee. The Board of Directors, however, values the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Board of Directors as well as the Compensation Committee will review and consider the results of the “say-on-pay” vote, the opinions of our shareholders, and other relevant factors in making future decisions regarding our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

42	2015 Proxy Statement

PROPOSAL 4 — RECOMMENDATION, IN A NON-BINDING ADVISORY VOTE, OF WHETHER A NON-BINDING ADVISORY SHAREHOLDER VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote, on a non-binding advisory basis, regarding whether the non-binding advisory shareholder vote on compensation paid to our named executive officers should occur every one, two, or three years. This non-binding advisory vote is commonly referred to as “say-on-frequency.”

After careful consideration of the various arguments supporting each frequency level, the Board of Directors has determined that holding a non-binding advisory vote on executive compensation annually is most appropriate for Navient. Although our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation decisions are made regularly. We believe that holding an annual advisory vote on executive compensation will provide us with shareholder feedback on our compensation practices and policies on a regular, frequent basis and is consistent with our objective of further engaging with our shareholders on executive compensation and corporate governance matters. Accordingly, the Board recommends that you vote for ONE YEAR (i.e., once every year) as the frequency of future advisory votes on executive compensation. Because this proposal is advisory, it will not be binding on Navient. However, the Board of Directors values our shareholders’ opinions, and will consider the outcome of the result of the vote on this proposal when determining the frequency of future non-binding advisory votes on compensation paid to our named executive officers.

With respect to this proposal, the frequency of the non-binding advisory vote on compensation paid to our named executive officers (namely, every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Accordingly, shares that are not voted for a specific frequency with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome. Although the advisory vote on the frequency of shareholder votes to approve the compensation paid to our named executive officers is non-binding, our Board of Directors will review the result of the vote and will take it into account in making a determination on the frequency of such votes in the future.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE SELECTING ONE YEAR AS THE FREQUENCY OF NON-BINDING ADVISORY VOTES ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

2015 Proxy Statement	43

EXECUTIVE COMPENSATION

Compensation and Personnel Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management, and based on its review and discussions with management, the Compensation and Personnel Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and this proxy statement.

Compensation and Personnel Committee

Steven L. Shapiro, Chair

Linda A. Mills, Vice Chair

Katherine A. Lehman

Barry A. Munitz

Barry L. Williams

44	2015 Proxy Statement

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation guiding principles, the elements of our executive compensation program, the factors that were considered in making compensation decisions for our “named executive officers” or “NEOs” in 2014, and how we have modified our programs to meet Navient’s needs in the future.

Navient’s Compensation and Personnel Committee (the “Navient Compensation Committee” or simply the “Committee”) is responsible for establishing our executive compensation program, including the program’s underlying philosophy, objectives and related policies. The Committee is composed of Messrs. Shapiro (Chair) and Munitz, who served as members of the Committee throughout 2014; Ms. Mills (Vice Chair), who joined the Committee in May 2014; and Ms. Lehman and Mr. Williams, who joined the Committee in December 2014.

As discussed in this proxy statement, Navient was spun-off from the company now known as SLM Corporation (for purposes of this CD&A and the accompanying compensation tables, “Post-Spin SLM”) and became an independent public company effective April 30, 2014. This CD&A describes our compensation practices and policies both before and after the Spin-Off.

Before the Spin-Off, compensation decisions were made by the company previously known as SLM Corporation (for purposes of this CD&A and the accompanying compensation tables, “SLM”) through its Compensation and Personnel Committee (the “SLM Compensation Committee”). In connection with the Spin-Off, the Navient Compensation Committee ratified the decisions made before the Spin-Off by the SLM Compensation Committee, and then undertook a thorough review of Navient’s executive compensation program.

This CD&A presents information for the following Navient NEOs:

•	Jack Remondi, President and Chief Executive Office

•	Somsak Chivavibul, Executive Vice President and Chief Financial Officer

•	John Kane, Executive Vice President and Chief Operating Officer

•	Tim Hynes, Executive Vice President and Chief Risk & Compliance Officer

Each of our NEOs served in senior management positions with SLM before the Spin-Off, but only Mr. Remondi served as a NEO of SLM. Mr. Remondi served as SLM’s Chief Executive Officer prior to the Spin-Off. Mr. Chivavibul served as SLM’s Senior Vice President, Financial Planning & Analysis prior to the Spin-Off, and he became our Chief Financial Officer upon completion of the Spin-Off. Mr. Kane served as SLM’s Senior Vice President, Enterprise Project Management prior to the Spin-Off, and he became our Chief Operating Officer upon completion of the Spin-Off. Mr. Hynes served as SLM’s Senior Vice President, Collections prior to the Spin-Off, and he became our Chief Risk & Compliance Officer upon completion of the Spin-Off.

The Compensation Committee determined that Messrs. Remondi, Chivavibul, Kane and Hynes qualify as NEOs of Navient for the period covered by this proxy statement, after taking into account their functions, roles and responsibilities, and those of the other members of management.

Executive Summary

The successful launch of Navient in 2014 introduced a new name for a long-recognized industry leader in loan management, servicing and asset recovery. This section summarizes Navient’s strong

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performance in 2014, the impact of that performance on the compensation paid to our NEOs, and changes to our executive compensation program for 2015 designed to ensure that Navient remains an industry leader while continuing to grow.

Performance in 2014.  Navient’s first year as an independent company was marked by strong performance on a number of different fronts. Highlights from 2014 include:

•	Successfully completed the Spin-Off and seamlessly transitioned to a new loan servicing platform

•	Purchased $13 billion of student loans

•	Reduced charge-off rates on private education loans year-over-year

•	Extended our U.S. Department of Education (“ED”) Direct Loan servicing contract

•	Achieved the lowest default rates among ED Direct Loan servicers for the 12-month period ending June 30, 2014

•	Assisted a record 762,000 student loan customers to enroll in income-driven or other alternative payment programs

Our shareholders also participated in the Company’s successful year: Navient returned $849 million to shareholders though dividends and share repurchases in 2014. Overall, the company’s performance resulted in total shareholder return of 30.4% from the Spin-Off through the 2014 calendar year end, as reported in our 2014 Annual Report on Form 10-K.

The Company’s strong performance in 2014 is reflected in the compensation paid to our NEOs, highlighting our pay-for-performance culture. As described in greater detail below, the Company’s 2014 financial performance resulted in above-target incentive payments under the 2014 Management Incentive Plan. Specifically, each of the NEOs received 107.7% of his target annual incentive amount based on a weighted average of SLM’s 2014 corporate performance for the period preceding the Spin-Off and Navient’s 2014 corporate performance for the period following the Spin-Off.

Changes to our Executive Compensation Program for 2015.  Our executive compensation program for 2014 largely reflected the historical practices of the SLM Compensation Committee before the Spin-Off. Following the Spin-Off, the Navient Compensation Committee undertook a thorough review of these practices with the assistance of its independent compensation consultant, Pearl Meyer & Partners LLC (the “Compensation Consultant”). The result is a newly-designed executive compensation program for 2015 and beyond that is structured to reward continued financial success in our existing businesses while also driving strategic growth in both new and existing businesses. In particular, the Committee made the following changes to our executive compensation program for 2015:

•

New Peer Group. Approved a new peer group of companies, evenly split between data processing/outsourcing service companies and banking/consumer finance companies, for purposes of 2015 pay benchmarking.

•

Redesigned Annual Incentive Program. Introduced strategic growth to the traditional performance measures used in the annual Management Incentive Plan, such that incentive payouts for 2015 may be increased or decreased based on performance against key strategic growth milestones.

•

Restructured Mix of Long-Term Incentives. Altered the mix of long-term equity incentive awards to further align equity pay and long-term performance, with 2015 long-term incentive awards delivered 50% in Performance Stock Units (“PSUs”), 30% in stock options, and 20% in Restricted Stock Units (“RSUs”).

46	2015 Proxy Statement

•

Added Emphasis on Long-Term Strategic Growth. Introduced a long-term “strategic growth modifier” to the performance measures used for PSUs, such that the number of PSUs converting to shares may be increased or decreased based on performance against key strategic growth goals over a three-year performance period.

Navient’s Compensation Philosophy and Objectives

We provide each of our NEOs with a compensation package that is tied to performance and aligned with the interests of our shareholders. The Navient Compensation Committee utilizes the following guiding principles to design, implement, and monitor our executive compensation program:

•	Pay for Performance. A substantial portion of the total compensation paid to our NEOs is earned based on achievement of enterprise-wide goals that impact shareholder value.

•

Reward Annual Performance. The annual incentive award component of our NEOs’ total compensation is designed to reward achievement of key annual goals that are aligned with the Company’s annual business plan.

•

Reward Long-term Growth. The total compensation paid to our NEOs is heavily weighted toward long-term equity-based incentives. These awards link pay to sustained performance and shareholder value creation.

•	Align Compensation with Shareholder Interests. The interests of our NEOs are linked with those of our shareholders through the risks and rewards of owning Navient common stock.

•

Retention of Top Executives. Our NEOs should have base salaries and benefits that are competitive and permit Navient to attract, motivate and retain those executives who can drive and lead its success.

The compensation package we provide to our NEOs is designed to be competitive when compared to other companies with whom we compete for talent. In setting the compensation opportunity for our NEOs, we generally target the median total direct compensation provided to similarly-situated executives by our peer group of companies. The Company believes the compensation program for our NEOs has been instrumental in helping the Company to achieve its strong financial performance.

We also believe that strong governance practices and policies are aligned with shareholder interests. Our policies prohibit hedging and provide for the clawback of compensation in certain situations. See “Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs” below.

How Compensation Decisions Are Made

In establishing competitive total compensation packages for our NEOs, the Navient Compensation Committee relies on market data to analyze the executive compensation packages offered by Navient’s peer group companies, which are described below. While the Committee generally targets median total compensation provided by our peer group companies to similarly-situated executives, market data is only one of several factors considered in the establishing the compensation levels of our NEOs. Past pay practices and internal employee pay equity, as well as the skills and experience that each NEO brings to Navient, all are important factors considered by the Committee. Navient’s annual strategic business plan also factors heavily in determining certain elements of total compensation, such as our Annual Incentive and Long-Term Incentive Programs. These programs are described in more detail below.

Certain compensation decisions for 2014 were made by the SLM Compensation Committee prior to the April 30, 2014 Spin-Off of Navient, consistent with the historical compensation philosophy,

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policies and practices of SLM. For example, the 2014 base salary for Mr. Remondi and, by extension, the base salaries for our other NEOs, were established by the SLM Compensation Committee. Additional information regarding SLM’s historical compensation philosophy, policies and practices can be found in Navient’s Form 10 (filed with the SEC on April 10, 2014). Other compensation decisions for 2014 were bifurcated to reflect the mid-year Spin-Off. For example, as detailed below, the SLM Compensation Committee approved a SLM 2014 Management Incentive Plan (“MIP”) based solely on performance before the date of the Spin-Off, while the Navient Compensation Committee established a separate Navient 2014 MIP covering the post-Spin-Off portion of 2014.

Role of the Compensation Consultant.  The Navient Compensation Committee is advised by its Compensation Consultant. Following the Spin-Off, the Navient Compensation Committee undertook a thorough review of the company’s executive compensation program with the assistance of the Compensation Consultant. The resulting changes to the program for 2015 are described below. See “Compensation Consultant and Independence” for more information on the Compensation Consultant’s role as an advisor to the Compensation Committee.

Use of Peer Groups.  SLM historically sought to provide its senior executives with competitive compensation relative to a peer group of companies. In anticipation of the Spin-Off, the SLM Compensation Committee determined that SLM’s existing peer group would not sufficiently reflect Navient’s market competitors following the Spin-Off. With the assistance of its independent compensation consultant, the SLM Compensation Committee therefore approved a new peer group of companies for Navient, which it used in benchmarking the 2014 compensation paid to the Company’s NEOs.

This 2014 peer group includes companies that operate businesses similar to Navient—both data processing/outsourcing services companies and banking/consumer finance companies—with annual revenues roughly comparable to Navient’s expected annual revenues. Navient’s 2014 peer group consisted of the following companies:

2014 Navient Peer Group

Company	Net Revenues(1)	Net Income(1)	Total Assets(2)	Market Cap(2)
Alliance Data Systems Corp.	$5,303	$506	$20,264	$18,253
BB&T Corporation	8,907	2,151	186,814	28,028
Comerica, Inc.	2,496	593	69,190	8,385
Commerce Bancshares, Inc.	1,041	262	23,994	4,189
Discover Financial Services, Inc.	7,034	2,323	83,126	29,417
Fidelity National Information Services, Inc.	6,414	679	14,521	17,721
Fifth Third Bancorp	5,737	1,481	138,706	16,790
Fiserv Inc.	5,066	754	9,337	17,054
Global Payments, Inc. (3)	2,554	245	4,019	5,411
KeyCorp	4,031	900	93,821	11,946
M&T Bank Corp	4,332	1,066	96,686	16,626
Nationstar Mortgage Holdings, Inc.	1,626	221	11,113	2,548
Paychex, Inc. (3)	2,519	628	6,370	16,767
Total Systems Services Inc.	2,447	323	3,734	6,281
Western Union Co.	5,607	852	9,890	9,340

25th Percentile	2,507	415	9,614	7,333
Median	4,332	679	20,264	16,626
75th Percentile	5,672	983	88,474	17,387

Navient Corporation	2,946	1,149	146,352	8.681
Rank	10 of 16	4 of 16	2 of 16	11 of 16
Percentile	37	79	93	30

48	2015 Proxy Statement

(1)

Financial results (in millions in accordance with GAAP) for each company’s most-recently-ended fiscal year, as reflected in each company’s Annual Report on Form 10-K filed with the SEC. Except as otherwise noted below, each company’s most-recent fiscal year ended December 31, 2014.

(2)	Total assets and market capitalization as of each company’s most-recent fiscal year end.

(3)

The most recent fiscal year for Global Payments, Inc. and Paychex, Inc. ended May 31, 2014. Market capitalization for each company reflects common shares outstanding at November 30, 2014, multiplied by the per share closing price of the company’s common stock on December 31, 2014.

Following the Spin-Off, the Navient Compensation Committee further refined Navient’s peer group with the assistance of the Compensation Consultant to better reflect both the Company’s existing businesses and its business goals for 2015. Fidelity National Information Services, Inc. and BB&T Corporation were removed from the peer group, while Euronet Worldwide Inc., Santander Consumer USA Holdings Inc., and Vantiv, Inc. were added. The resulting peer group for 2015 is evenly split between data processing/outsourced services companies and banking/consumer finance companies.

Consideration of Say-on-Pay Vote Results.  The Company’s management engages in dialogue with its large shareholders on an ongoing basis, and the Committee will consider the results of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

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2014 Executive Compensation Program

Primary Elements of Compensation.  The compensation program for our NEOs consists of four primary elements:

Compensation Element	Objective	Type of Compensation

Base Salary	To provide a base level of cash compensation based on level and responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual Incentives	To encourage and reward our NEOs for achieving annual corporate performance goals.

Variable compensation. Primarily performance-based. Payable in a combination of cash and Restricted Stock Units (“RSUs”). RSUs are subject to transfer restrictions that lapse in equal increments over three years.

Long-Term Incentives	To motivate and retain senior executives by aligning their interests with those of shareholders through sustained performance and growth.

Multi-year variable compensation. Generally payable in Performance Stock Units (“PSUs”) and/or RSUs, in addition to stock options. PSUs are subject to performance vesting based on cumulative performance over a three-year performance period, with each award being settled at the end of the performance period to the extent that goals are met. RSUs and stock options are subject to time-based vesting, with each award vesting in 1/3 increments over a three-year period.

Deferred Compensation Plan	To provide retirement planning opportunities.	The Deferred Compensation Plan offers a variety of investment choices, none of which represents an above-market return.

The Navient Compensation Committee makes decisions regarding each primary element of compensation described above. Because our focus is on performance, the Committee does not consider aggregate amounts earned or benefits accumulated by an executive from prior service with the Company as a significant factor in making compensation decisions. In addition to these primary compensation elements, we also provide our NEOs with standard health, welfare and retirement benefits, as well as limited perquisites. Each of our NEOs participates in the same severance plans as our other senior executives.

Total Direct Compensation Mix.  All of these compensation elements are combined to create an annual compensation package for each of our NEOs, with a focus on Total Direct Compensation (consisting of Base Salary, Annual Incentives, and Long-Term Incentives).

50	2015 Proxy Statement

Consistent with Navient’s pay-for-performance culture, a substantial portion of the 2014 Total Direct Compensation (TDC) of our NEOs was variable and dependent upon the attainment of specific performance objectives, as well as the value of Navient’s common stock. Set forth below are the fixed and variable percentages of the 2014 Total Direct Compensation paid to our NEOs.

2014 Fixed vs. Variable Total Direct Compensation

(1)	Annual base salary as of December 31, 2014.

(2)

Annual incentive paid in February 2015 under the Navient 2014 Management Incentive Plan, as described below in the “Annual Incentive Awards: The Management Incentive Plan” section of this CD&A. These amounts do not include one-time cash bonus awards made to each of the NEOs in recognition of their significant contributions toward the successful completion of the Spin-Off.

(3)	Grant date fair values of equity awards granted in 2014, as described below in the “Long-Term Incentive Program” section of this CD&A.

To further align the interests of our NEOs with those of our shareholders, a substantial portion of each NEO’s 2014 Variable TDC was allocated to stock-based incentives rather than to cash-based incentives. Set forth below are the cash-based vs. stock-based incentives paid to our NEOs, expressed as a percentage of 2014 Variable TDC.

2014 Cash-Based vs. Stock-Based Portion of Variable Total Direct Compensation

(1)

Cash-based portion of the annual incentive paid in February 2015 under the Navient 2014 Management Incentive Plan, as described below in the “Annual Incentive Awards: The Management Incentive Plan” section of this CD&A. These amounts do not include one-time cash bonus awards made to each of the NEOs in recognition of their significant contributions toward the successful completion of the Spin-Off.

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(2)

Grant date fair values of (i) the stock-based portion of the annual incentive awarded in February 2015 under the Navient 2014 Management Incentive Plan, as described below in the “Annual Incentive Awards: The Management Incentive Plan” section of this CD&A, and (ii) equity awards granted in 2014, as described below in the “Long-Term Incentive Program” section of this CD&A.

Base Salary.  The SLM Compensation Committee approved Mr. Remondi’s 2014 base salary in early 2014. Based on its review of Mr. Remondi’s performance in 2013, as well as a market analysis of the 2014 Navient peer group, the SLM Compensation Committee approved increasing Mr. Remondi’s base salary from $950,000 in 2013 to $1,000,000 in 2014.

The initial 2014 base salaries of our other NEOs were similarly established based on recommendations made by Mr. Remondi in his role as SLM’s President and Chief Executive Officer. The Navient Compensation Committee, in consultation with the Compensation Consultant, later adjusted the 2014 base salaries of Messrs. Kane, Chivavibul and Hynes in recognition of their significant contributions to the successful Spin-Off and their increased responsibilities as newly-appointed executive officers of Navient. These mid-year adjustments were based on a review of benchmarking data from the 2014 Navient peer group, which is described earlier in this CD&A. Although we generally target the median total direct compensation provided to similarly-situated executives by our peer group of companies, the Navient Compensation Committee determined that the adjusted base salaries of Messrs. Chivavibul, Kane, and Hynes should be lower than median to reflect each executive’s newness to his role, with the expectation that his base salary could be adjusted in future years commensurate with market conditions and the executive’s performance and experience. The salary adjustments for Messrs. Chivavibul, Kane, and Hynes became effective with the completion of the Spin-Off.

The following chart lists the 2014 base salary for each of our NEOs, as of December 31, 2014.

Navient NEOs	2014 Base Salary
Mr. Remondi	$1,000,000
Mr. Chivavibul	$350,000
Mr. Kane	$400,000
Mr. Hynes	$325,000

Annual Incentive Awards: The Management Incentive Plan.  As part of SLM’s annual strategic planning process, SLM’s management developed an operating plan for SLM’s 2014 fiscal year. The SLM Compensation Committee and management then discussed and agreed on specific corporate performance goals for SLM to be set forth in a 2014 annual incentive program—known as the Management Incentive Plan (“MIP”)—with the express purpose of focusing executives on achieving the operating plan. The design and operation of the 2014 MIP generally align with the approach taken for 2013.

In anticipation of the Spin-Off, corporate performance goals for SLM were established and approved for each calendar quarter of 2014. Separate quarterly performance goals were established for the expected Navient businesses, with the intention of creating two separate but coordinated annual incentive programs for 2014—one incentive program to measure and reward performance during that portion of 2014 preceding the Spin-Off, and a second incentive program covering the post-Spin-Off portion of 2014. The overall 2014 annual incentive award for each Navient NEO is based on a weighted average of 2014 corporate performance during the pre- and post-Spin-Off periods, with incentive award payments being made by Navient after the close of 2014.

SLM 2014 Management Incentive Plan.  In early January 2014, the SLM Compensation Committee approved the SLM 2014 MIP based solely on SLM corporate performance before the Spin-Off. The performance period under the SLM 2014 MIP began January 1, 2014 and ended on April 30, 2014, the effective date of the Spin-Off, although actual performance for this period was measured using SLM’s financial results for the first calendar quarter of 2014.

52	2015 Proxy Statement

The SLM Compensation Committee established the following five corporate performance goals for the SLM 2014 MIP consistent with SLM’s 2014 operating plan:

•	Earnings per share measured on a “Core Earnings” basis;

•	Increase in private credit loan originations;

•	Operating expense reductions;

•	Improvement of private education loan delinquency rates; and

•	Improvement of net private education loan charge-offs.

For each corporate performance goal, the SLM Compensation Committee approved minimum, target and maximum achievement levels. Achievement below the minimum level would result in an “award factor” of 0 percent, achievement of the target level would result in an award factor of 100 percent, and achievement of the maximum level would result in an award factor of 140 percent. Sliding scale award factor percentages attributable to interim levels of achievement were also established for each goal. The SLM Compensation Committee assigned a weight to each corporate performance goal based on its relative importance to SLM’s overall 2014 operating plan.

The chart below sets forth (i) each corporate performance goal, (ii) the target approved by the SLM Compensation Committee for each goal, (iii) the actual achievement level of each goal, (iv) the award factor for each goal based on the level of achievement of such goal, (v) the relative weighting of each goal, and (vi) the corporate performance score attributable to each goal, as well as the total corporate performance score.

SLM Corporate Performance Goals for Q1 (i)	Target (ii)	2014 Q1 Actual Performance (iii)	Award Factor (iv)	Weighting (v)	Corporate Score (vi)
Earnings per share on a “Core Earnings” Basis	$0.523	$0.550	118.0%	35.0%	41.3%
Private Credit Loan Originations (millions)	$1,500	$1,530	110.0%	25.0%	27.5%
Operating Expenses (millions)	$255	$263	84.3%	15.0%	12.6%
Traditional Private Education Loan Delinquency Rates	3.20%	2.91%	129.0%	12.5%	16.1%
Traditional Private Education Loan Charge-Offs (millions)	$177	$166	127.5%	12.5%	15.9%

					113.5%

These pre-Spin-Off performance results were reviewed and certified by the SLM Compensation Committee in April 2014, and later ratified by the Navient Compensation Committee, with the understanding that annual incentive awards for the Navient NEOs would be made by Navient in February 2015.

Navient 2014 Management Incentive Plan.  The Navient Compensation Committee separately adopted the Navient 2014 MIP, with a performance period beginning on May 1, 2014, and ending on December 31, 2014. To coordinate the Navient 2014 MIP with the SLM 2014 MIP, actual performance for this period was measured using Navient’s financial results for the second, third, and fourth calendar quarters of 2014. The Navient 2014 MIP also incorporated the quarterly performance goals previously established by SLM for the Navient businesses in early 2014, with the exceptions described below.

Rather than utilize a measure of simple operating expenses, the Navient Compensation Committee instead elected to use a measure of operating efficiency (i.e., operating expenses divided by total revenue) to support opportunistic business expansion decisions. Additionally, the Navient Compensation Committee chose not to utilize performance goals relating to private education loan

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credit performance and loan originations, as these measures were more appropriate performance goals for the banking and loan origination business of SLM. The Navient Compensation Committee instead adopted a separate performance goal for total fee income to focus management’s attention on this critical piece of Navient’s business, as well as a goal for private education loan gross defaults, which provides a key measure of success in managing the loss experience on Navient’s existing loan portfolio.

Finally, the Navient Compensation Committee established minimum, target and maximum achievement levels, as well as weights, for each of these Navient-specific goals.

The chart below sets forth (i) each corporate performance goal, (ii) the target approved by the Navient Compensation Committee for each goal, (iii) the actual achievement level of each goal, (iv) the award factor for each goal based on the level of achievement of such goal, (v) the relative weighting of each corporate performance goal, and (vi) the corporate performance score attributable to each goal, as well as the total corporate performance score.

Navient Corporate Performance Goals for Q2 – Q4 (i)	Corporate Performance Target (ii)	2014 Q2-Q4 Actual Performance (iii)	Award Factor (iv)	Weighting (v)	Score (vi)
Earnings per share on a “Core Earnings” Basis	$1.63	$1.62	98.0%	40%	39.2%
Operating Efficiency	35.2%	35.5%	96.4%	20%	19.3%
Fee Income (millions)	$528	$544	115.2%	20%	23.0%
Private Education Loan Gross Defaults (millions)	$634	$605	116.0%	20%	23.2%

					104.7%

These post-Spin-Off performance results were reviewed and certified by the Navient Compensation Committee in January 2015.

Annual incentive awards for 2014 were based solely on corporate performance. To determine the 2014 annual incentive award for each of our NEOs, the Navient Compensation Committee combined the pre-Spin-Off performance score achieved under the SLM 2014 MIP with the post-Spin-Off performance score achieved under the Navient 2014 MIP to create a weighted average corporate performance score for the entire 2014 calendar year. Reflecting the length of the performance periods under each MIP, the Committee computed a weighted average corporate performance score of 107.7%. This score was then applied to the annual incentive target set for the Navient NEOs. The 2014 incentive award amount for each of the NEOs under the Navient 2014 MIP is set forth in the following table.

Navient NEOs	2014 Target Incentive $ Amount	Target % of Base Salary	2014 MIP Incentive Award at 107.7% of Target(1)
Mr. Remondi	$1,500,000	150%	$1,615,500
Mr. Chivavibul	525,000	150%	565,425
Mr. Kane	600,000	150%	646,200
Mr. Hynes	406,250	125%	437,531

(1) These incentive awards were paid to our NEOs 50 percent in cash and 50 percent in RSUs with transfer restrictions that lapse in one-third increments on each of the first, second, and third anniversaries of the date of grant of such RSUs. All of the RSUs accrue dividend equivalents prior to the lapse of restrictions, equal to the quarterly dividends on Navient common stock. Dividend equivalents are delivered only as the transfer restrictions of the underlying RSUs lapse.

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Separate and apart from annual incentive awards paid under the Navient 2014 MIP, the SLM Compensation Committee also approved a one-time cash bonus payment for Mr. Remondi of $200,000 in recognition of his significant contributions toward the successful completion of the Spin-Off. Other senior executives of SLM received similar one-time cash bonus payments. Messrs. Chivavibul, Kane and Hynes received the following one-time cash bonuses in connection with the Spin-Off: Mr. Chivavibul ($60,000); Mr. Kane ($70,000); and Mr. Hynes ($30,000).

Long-Term Incentive Program.  Based on a market analysis of the 2014 Navient peer group, the SLM Compensation Committee approved 2014 long-term incentive awards for our NEOs in February 2014 in the following amounts: Mr. Remondi ($3,500,000); Mr. Chivavibul ($450,000); Mr. Kane ($550,000); Mr. Hynes ($450,000). As noted below, the Navient Compensation Committee later approved additional 2014 long-term incentive awards for Messrs. Chivavibul, Kane and Hynes in recognition of their increased responsibilities as newly-appointed executive officers of Navient.

The SLM Compensation Committee historically provided performance stock units (“PSUs”) to named executive officers as part of SLM’s long-term incentive program. For 2014 the SLM Compensation Committee determined that PSUs would not be appropriate in light of the expected Spin-Off. Instead, the SLM Compensation Committee determined in February 2014 that senior executives (including our NEOs) should receive two-thirds of their 2014 award in the form of SLM RSUs immediately, with the form and timing of the remaining one-third to be determined by the Navient Compensation Committee at a later date. As noted in the Executive Summary to this CD&A, the Navient Compensation Committee has determined that the mix of long-term equity incentive awards for 2015 will include PSUs to further align equity pay and long-term performance.

The Navient Compensation Committee subsequently determined that the remainder of the 2014 long-term incentive awards for our NEOs should take the form of Navient stock options granted effective May 1, 2014, the first day Navient operated as an independent, publicly-traded company. The Committee determined that the pre-existing practice of granting approximately one-third of annual long-term incentive awards to our NEOs in the form of stock options was appropriate, and that stock options would focus management on the importance of growing the Company over time. At the same time, the Navient Compensation Committee approved additional long-term incentive awards for Messrs. Chivavibul ($300,000), Kane ($450,000), and Hynes ($150,000) to reflect their roles as newly-named executive officers of Navient. These promotional awards also were granted effective May 1, 2014, with the same mix of two-thirds RSUs and one-third stock options.

All of the 2014 long-term incentive awards are shown in the following table:

Navient NEOs	2014 SLM Restricted Stock Units(1)	2014 Navient Stock Options(2)	New NEO Navient RSUs(3)	New NEO Navient Stock Options(4)	Total Award Value(5)
Mr. Remondi	106,496	509,461	-	-	$3,500,000
Mr. Chivavibul	13,692	65,502	11,764	43,668	750,000
Mr. Kane	16,735	80,058	17,647	65,502	1,000,000
Mr. Hynes	13,692	65,502	5,882	21,834	600,000

(1) This column represents SLM RSUs granted to each of the NEOs on February 4, 2014, with the number of RSUs equal to two-thirds of the 2014 long-term incentive award amount approved by the SLM Compensation Committee divided by the closing price of SLM common stock on the grant date. As granted, these SLM RSUs were scheduled to vest in increments of one-third each on February 4, 2015, February 4, 2016 and February 4, 2017. This column does not reflect SLM RSUs granted to Mr. Remondi by the SLM Compensation Committee prior to the Spin-Off in settlement of certain outstanding, historical SLM PSUs. Additional details regarding these RSUs can be found below and in the table of “Outstanding Equity Awards at Fiscal Year-End” that follows the CD&A.

The SLM RSUs granted on February 4, 2014, were converted to Navient RSUs effective May 1, 2014. Each holder of these SLM RSUs received equity awards “concentrated” solely in Navient equity awards. To keep the intrinsic value of the awards constant,

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the SLM RSUs were adjusted into equity awards of Navient using a specific conversion ratio based upon the volume-weighted average prices for each company’s common stock leading up to the Spin-Off. These converted Navient RSUs are subject to substantially the same terms and conditions as the original SLM RSUs granted on February 4, 2014, including the original vesting schedule. The continuous service of an NEO with SLM (pre-Spin-Off) and Navient (post-Spin-Off) will be credited for vesting purposes. Additional details regarding the conversion process can be found in Navient’s Information Statement on Form 10 filed with the SEC on April 10, 2014. The resulting number of “concentrated” Navient RSUs is listed below:

Navient NEOs	Navient RSUs
Mr. Remondi	166,041
Mr. Chivavibul	21,348
Mr. Kane	26,092
Mr. Hynes	21,348

(2) This column represents the Navient stock options granted to each of the NEOs on May 1, 2014, with the number of stock options determined using one-third of the 2014 long-term incentive award amount approved by the SLM Compensation Committee and the Black-Scholes options value (which incorporates the closing price of Navient common stock on the grant date). These Navient stock options are scheduled to vest in increments of one-third each on May 1, 2015, May 1, 2016, and May 1, 2017.

(3) This column represents the Navient RSUs granted to Messrs. Chivavibul, Kane, and Hynes on May 1, 2014 in recognition of their increased responsibilities as newly-appointed executive officers of Navient, with the number of RSUs equal to two-thirds of the promotional long-term incentive award approved by the Navient Compensation Committee divided by the closing price of Navient common stock on the grant date.

(4) This column represents the Navient stock options granted to Messrs. Chivavibul, Kane, and Hynes on May 1, 2014 in recognition of their increased responsibilities as newly-appointed executive officers of Navient, with the number of stock options determined using one-third of the promotional long-term incentive award approved by the Navient Compensation Committee and the Black-Scholes options value (which incorporates the closing price of Navient common stock on the grant date).

(5) Total award value differs slightly from grant date fair value, as reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table, due to rounding down to the nearest whole unit or option.

Settlement of SLM Performance Stock Units.  Mr. Remondi received awards of SLM PSUs in 2012 and 2013; he is the only one of our NEOs who received these awards. Each PSU was subject to performance-based vesting over a three-year performance period that spanned the Spin-Off effective date. In anticipation of the Spin-Off, the SLM Compensation Committee decided to settle each of these outstanding PSUs before the end of the applicable three-year performance period. As explained below, the SLM Compensation Committee evaluated both the actual and projected performance of SLM (determined as if the Spin-Off did not occur) compared to the performance goals previously established for each award, and issued time-vested RSUs in settlement of each outstanding PSU.

A specified percentage of the 2012 PSUs were designed to vest based on SLM’s achievement of cumulative “Core Earnings” net income (“Cumulative Net Income”) for the performance period from January 1, 2012, through December 31, 2014, as follows: (i) 50 percent vesting with Cumulative Net Income greater than $ 2.6 billion; (ii) 100 percent vesting with Cumulative Net Income of $3.3 billion; (iii) 130% vesting with Cumulative Net Income equal to or greater than $3.6 billion; and (iv) incremental vesting for achievement between these stated levels. Similar performance goals were established for the 2013 PSUs, with vesting based on SLM’s achievement of Cumulative Net Income for the performance period from January 1, 2013, through December 31, 2015, as follows: (i) 50 percent vesting with Cumulative Net Income greater than $ 2.7 billion; (ii) 100 percent vesting with Cumulative Net Income of $3.4 billion; and (iii) 130% vesting with Cumulative Net Income equal to or greater than $3.7 billion; and (iv) incremental vesting for achievement between these stated levels.

In settling these outstanding awards, the SLM Compensation Committee determined that performance should be measured by reference to the actual performance of SLM over the portion of the performance period ending as of the last day of the first calendar quarter of 2014, and the lesser of (a) projected performance over the remaining performance period (based on the most current

56	2015 Proxy Statement

projections) or (b) the target level of achievement for the award over such period. For both the 2012 and 2013 PSUs, the SLM Compensation Committee determined that projected performance for the remaining portion of the performance period was less than the target level of achievement over the same period. In addition, after certifying the achievement level, the SLM Compensation Committee exercised its discretion to further reduce the percentage of PSUs to be settled.

The chart below sets forth for each grant year (i) the number of PSUs granted to Mr. Remondi, (ii) the target Cumulative Net Income approved by the SLM Compensation Committee for each award, (iii) the level of Cumulative Net Income achieved by SLM (determined as described above), (iv) the achievement level for each award, (v) the payout level determined by the SLM Compensation Committee, and (vi) the resulting number of PSUs to be settled.

Grant Year	SLM PSUs Granted	Target Cumulative Net Income ($ millions)	Achieved Cumulative Net Income ($ millions)	Achievement Level (% of Target)	Settlement Level (% of Target)	SLM PSUs Settled in RSUs
2012	93,808	3,300	3,295	99.85	99.75	93,573
2013	94,201	3,400	3,249	95.55	92.61	87,240

Using these performance results, the SLM Compensation Committee settled each PSU by granting an equivalent number of SLM RSUs scheduled to vest at the end of the original performance period for the PSU, subject to continued employment by the recipient. These RSUs were granted on April 21, 2014, and subsequently were converted into a “basket” of adjusted Post-Spin SLM and new Navient equity awards in the manner described in the table of “Outstanding Equity Awards at Fiscal Year-End” that follows the CD&A. Additional details regarding the conversion process can be found in Navient’s Information Statement filed on Form 10 with the SEC on April 10, 2014.

The RSUs associated with the 2012 PSUs vested and were converted into shares of common stock on the second business day after Navient filed its Annual Report on Form 10-K for the fiscal year 2014. The RSUs associated with the 2013 PSUs will vest and be converted into shares of common stock on the second business day after Navient files its Annual Report on Form 10-K for the fiscal year 2015.

Deferred Compensation.  We provide our NEOs with the opportunity to defer a portion of their compensation on a tax-deferred basis. In connection with the Spin-Off, Navient assumed a portion of the non-qualified deferred compensation plan previously established by SLM. A portion of the non-qualified supplemental savings plan maintained by SLM also was spun-off to Navient in connection with the Spin-Off, and this portion was later merged with and into the Navient Deferred Compensation Plan (the “Deferred Compensation Plan”).

The Deferred Compensation Plan is designed to provide our senior employees, including our NEOs, with the opportunity to save for retirement and other personal expenses on a tax-favored basis. Each participating employee may elect to defer a portion of his or her eligible compensation under the Deferred Compensation Plan, and amounts deferred are credited to bookkeeping accounts along with Company matching contributions designed to encourage participation. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by each participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings on compensation deferred under or contributed to the plan. Additional details for our NEOs can be found below under the “Non-Qualified Deferred Compensation” table.

Health, Welfare and Retirement Benefits.  Our NEOs are eligible to participate in the same broad-based employee benefit programs we offer to our other employees, such as group health benefits and tax-qualified retirement benefits.

Perquisites.  Perquisites are not a significant portion of our compensation program. Our policy is to allow limited personal use of the Company’s aircraft by our NEOs. To the extent an NEO uses

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Navient’s private aircraft for personal travel, the NEO must reimburse Navient the variable flight costs for such personal use. These reimbursements fully comply with the requirements of the Internal Revenue Code. We also provide transportation and relocation allowances to certain of our NEOs as described in the footnotes to the “Summary Compensation Table.”

The Navient Compensation Committee has approved annual physicals for our senior executives, including our NEOs. We believe that NEO physicals align with our wellness initiative as well as assist in mitigating risk. NEO physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

Severance Benefits.  Prior to the Spin-Off, our NEOs were covered under an executive severance plan and a separate change in control severance plan sponsored by SLM. Neither the internal corporate restructuring that preceded the Spin-Off nor the Spin-Off itself resulted in a “change in control” or the payment of any severance benefits to our NEOs under SLM’s severance plans.

Navient has adopted its own executive severance plan and change in control severance plan, which are described in greater detail under the heading “Arrangements with Named Executive Officers” below. We generally utilize plans (as opposed to individual agreements) to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. In addition, this approach is more transparent, both internally and externally, which eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis and assures each of the executives that his or her severance benefits are comparable to those of other executives with similar levels of responsibility and tenure.

Our NEOs are eligible for severance payments in the event of an involuntary termination of employment without “cause.” In addition, they are eligible for “double trigger” severance payments in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of Navient. Our NEOs are also entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration when awards are not honored, assumed, or replaced by a successor employer of Navient. Such equity acceleration not only provides NEOs with the benefit of these outstanding awards, but it may also allow them to exercise the awards and possibly participate in the change in control transaction for the consideration received.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Programs

Share Ownership Guidelines.  Navient has adopted share ownership guidelines applicable to its senior executives, including the NEOs. These ownership guidelines, which are expected to be achieved over a five-year period, are as follows:

•	Chief Executive Officer — Lesser of 1 million shares or $5 million in value;

•	Executive Vice President — Lesser of 200,000 shares or $1 million in value.

•	Senior Vice President — Lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued ownership of a significant amount of Navient’s common stock acquired through equity awards and help align the interests of our senior executives with the interests of our shareholders. A senior executive must hold all Navient common stock acquired through equity grants until the applicable thresholds are met, and a senior executive will not be eligible to receive equity grants if he or she sells this stock (whether before or after such guidelines are met), if such sale would result in a decrease below the thresholds established by the guidelines.

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The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock and performance stock units; restricted stock and RSUs that vest solely upon the passage of time, on an after-tax basis, and vested stock options, to the extent that they are “in-the-money on an after-tax basis.”

All of Navient’s NEOs are in compliance with the share ownership guidelines as of the date of this proxy statement.

Hedging Prohibition.  Navient policy prohibits directors and senior management from selling Navient common stock short or buying or selling call or put options or other derivatives in respect of their Navient common stock. They are also prohibited from entering into other transactions that have the effect of hedging the economic value of any of their direct or indirect interest in Navient common stock. In early 2015, the Board of Directors approved a change to this policy to also prohibit directors and senior management from pledging or using Navient common stock as collateral. This change will be effective after the 2015 Annual Meeting.

Clawback.  Awards made to senior officers, including our NEOs, under the Navient Corporation 2014 Omnibus Incentive Plan are subject to clawback in the event of a material misstatement of Navient’s financial results and other qualifying events.

Navient Compensation Committee Process for Approving Long-Term Awards.  The Navient Compensation Committee approves long-term awards on an annual basis at a regularly scheduled committee meeting. The Committee has delegated authority to a sub-committee consisting of the Compensation Committee Chair and the CEO (the “Sub-Committee”) to approve long-term awards for new employees and promotions below the executive officer level. These awards generally are effective on the day on which the Sub-Committee approves the awards. The Navient Compensation Committee approves any awards to newly hired or promoted executive officers. The grant date for these awards generally is the applicable meeting date of the committee at which the awards are approved. Under the terms of the Navient Corporation 2014 Omnibus Incentive Plan, stock options are required to be priced at the closing market price of Navient’s common stock on the NASDAQ on the date of grant.

Tax Deductibility of Compensation Over $1 Million.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to the chief executive officer and the three other highest paid NEOs (excluding the chief financial officer) who were serving as of the last day of Navient’s fiscal year (“covered employees”). One exception to Section 162(m)’s disallowance of a U.S. federal income tax deduction for compensation over $1 million applies to “performance-based compensation” paid pursuant to shareholder-approved plans. Although much of the compensation opportunity in our executive compensation program is performance-based and generally deductible for U.S. federal income tax purposes, the Navient Compensation Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes.

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Summary Compensation Table

The table below summarizes compensation paid, awarded to or earned by each of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012.

As discussed in this proxy statement, Navient was spun-off from the company now known as SLM Corporation (“Post-Spin SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“SLM”); therefore, the information provided for 2012, 2013 and the portion of 2014 preceding the Spin-Off reflects compensation earned at SLM and SLM’s executive compensation programs, as well as the position each NEO held during that period. Accordingly, compensation decisions regarding our NEOs during that period were made by the SLM Compensation and Personnel Committee or its delegates. For a discussion of how compensation decisions were made for 2014, please see the Compensation Discussion and Analysis.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
Jack Remondi	2014	1,000,000	200,000	3,141,077	1,174,311	807,750	-	290,586	6,613,724
President and Chief	2013	906,922	0	2,834,069	843,445	646,950	-	231,390	5,462,776
Executive Officer	2012	850,000	0	2,064,814	749,999	564,825	-	236,562	4,466,200
Somsak Chivavibul	2014	330,769	60,000	782,691	253,821	282,712	-	79,720	1,789,713
Chief Financial	2013	299,999	0	368,679	133,317	238,000	-	54,234	1,094,229
Officer	2012	274,999	15,531	409,076	151,798	218,968	-	65,783	1,136,155
John Kane	2014	382,692	70,000	989,762	334,606	323,100	-	82,105	2,182,265
Chief Operating	2013	325,000	24,675	497,340	166,647	221,325	-	63,229	1,298,216
Officer	2012	325,000	18,187	494,990	164,999	221,812	-	56,838	1,281,826
Tim Hynes	2014	316,346	30,000	618,750	203,821	218,765	-	58,315	1,445,997
Chief Risk &	2013	299,999	20,700	409,999	129,986	204,300	-	46,633	1,111,617
Compliance Officer	2012	299,999	0	133,600	0	200,400	-	39,821	673,820

1)

Reflects the position held by each NEO as of December 31, 2014. Messrs. Chivavibul, Kane, and Hynes each were promoted to the position of Executive Vice President effective January 26, 2015. Mr. Remondi served as President and Chief Operating Officer of SLM in 2012 and early 2013; he became the President and Chief Executive Officer of SLM in May 2013. Mr. Chivavibul served as Senior Vice President, Financial Planning & Analysis of SLM during 2012 and 2013. Mr. Kane has served as Senior Vice President, Credit of SLM in 2012 and early 2013; he became Senior Vice President, Enterprise Project Management of SLM in March 2013. Mr. Hynes served as Senior Vice President, Credit of SLM during 2012 and 2013.

2)

The SLM Compensation and Personnel Committee approved a one-time cash bonus payment in 2014 for Mr. Remondi in recognition of his significant contributions toward the successful completion of the Spin-Off. Other senior executives of SLM, including our other NEOs, received similar one-time cash bonus payments.

3)

Amounts shown are the grant date fair values of the various awards granted during 2012, 2013 and 2014 computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K. The “Stock Awards” column also includes the value of annual incentive awards delivered in the form of fully-vested restricted stock units (“RSUs”), as described in Note 4 below. Performance stock units (“PSUs”) granted to Mr. Remondi by SLM in 2012 and 2013 are shown at their grant date fair values for each of these years. As explained in the “Settlement of SLM Performance Stock Units” section of the accompanying Compensation Discussion and Analysis, SLM settled these outstanding PSUs before the Spin-Off by reference to the performance goals previously established for each award.

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Equity awards granted after the April 30, 2014 effective date of the Spin-Off were delivered in shares or units of Navient common stock. Equity awards granted prior to April 30, 2014 were delivered in shares or units of SLM common stock. These awards were adjusted and converted into Navient and/or Post-Spin SLM equity awards in connection with the Spin-Off, which is described in greater detail in the table of “Outstanding Equity Awards at Fiscal Year-End” below, as well as in our Information Statement filed on Form 10 with the SEC on April 10, 2014. Amounts shown include the incremental fair value of these adjusted and converted awards, computed as of the adjustment/conversion date in accordance with FASB ASC Topic 718, for each of our NEOs ($7,645 for Mr. Remondi; $3,823 for Mr. Chivavibul; $1,274 for Mr. Kane; and $3,823 for Mr. Hynes).

4)

Annual incentive awards for 2014 were paid to Messrs. Remondi, Chivavibul, Kane and Hynes under the Navient 2014 Management Incentive Plan, with 50 percent of each award delivered in cash and 50 percent delivered in fully-vested RSUs with transfer restrictions that lapse in one-third increments on each of the first, second and third anniversaries of the grant date. Annual incentive awards paid by SLM to Mr. Remondi for 2012 and 2013 were delivered in the same proportion of cash-to-RSUs. Annual incentive awards paid by SLM to Mr. Chivavibul for 2012 and 2013 were delivered 70 percent in cash and 30 percent in fully-vested RSUs with transfer restrictions that lapse in one-half increments on each of the first and second anniversaries of the grant date. Annual incentive awards paid by SLM to Messrs. Kane and Hynes for 2012 and 2013 were delivered 60 percent in cash and 40 percent in fully-vested RSUs with transfer restrictions that lapse in one-third increments on each of the first, second and third anniversaries of the grant date. Only the cash portion of each annual incentive award is shown in this column; the portion of each annual incentive award delivered in RSUs is shown in the “Stock Awards” column.

5)

SLM terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. Navient’s non-qualified deferred compensation plan does not provide for above-market or preferential earnings on compensation deferred under the plan.

6)	For 2014, the components of “All Other Compensation” were as follows:

Name	Employer Contributions To Defined Contribution Plans (A) ($)	Transportation Allowance (B) ($)	Relocation Allowance (C) ($)	Annual Physical Examination (D) ($)	Dividend Equivalent Units(E) ($)	Total ($)
Remondi	37,999	4,567	0	4,450	243,570	290,586
Chivavibul	31,438	0	16,433	0	31,849	79,720
Kane	34,934	0	0	2,060	45,111	82,105
Hynes	28,567	0	0	0	29,748	58,315

A)	Amounts credited to Navient’s tax-qualified and non-qualified defined contribution plans.

B)	Automobile allowance benefit calculated based on the annual lease method.

C)	Relocation allowance provided to Mr. Chivavibul to reimburse him for the costs of commuting from another geographic location, including the cost of temporary housing and meals.

D)	Senior executives, including our NEOs, are eligible to receive an annual executive physical examination valued at up to $5,000. Messrs. Chivavibul and Hynes did not utilize this allowance in 2014.

E)	Value of unvested dividend equivalent units (“DEUs”) accrued on units of unvested RSUs during 2014. DEUs vest based on the vesting terms of the underlying award on which they were issued.

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Grants of Plan-Based Awards

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(2) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(3) (#)	EXERCISE OR BASE PrICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
		Threshold ($)	Target ($)	Maximum ($)
Remondi	Management Incentive Plan	-	1,500,00	2,250,00
	2/4/2014				106,496			2,333,327
	5/1/2014					509,461	17.00	1,166,665
Chivavibul	Management Incentive Plan	-	525,000	787,500
	2/4/2014				13,692			299,991
	5/1/2014				11,764			199,988
	5/1/2014					109,170	17.00	249,999
Kane	Management Incentive Plan	-	600,000	900,000
	2/4/2014				16,735			366,663
	5/1/2014				17,647			299,999
	5/1/2014					145,560	17.00	333,332
Hynes	Management Incentive Plan	-	406,250	609,375
	2/4/2014				13,692			299,991
	5/1/2014				5,882			99,994
	5/1/2014					87,336	17.00	199,999

1)

Represents the possible total payouts for each Navient Named Executive Officer (“NEO”) under the Navient 2014 Management Incentive Plan (“MIP”). Actual amounts earned in 2014 were paid in February 2015, 50 percent in cash and 50 percent in vested RSUs that carry transfer restrictions. The actual awards paid under the Navient 2014 MIP are set forth below:

	Target 2014 MIP Payout ($)	Actual 2014 MIP Payout ($)
Mr. Remondi	1,500,000	1,615,500
Mr. Chivavibul	525,000	565,425
Mr. Kane	600,000	646,200
Mr. Hynes	406,250	437,531

2)

As discussed in this proxy statement, Navient was spun-off from the company now known as SLM Corporation (“Post-Spin SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“SLM”). Stock awards granted prior to the April 30, 2014 effective date of the Spin-Off are denoted in shares or units of SLM common stock. These awards were adjusted and converted into Navient stock awards in connection with the Spin-Off, which is described in greater detail in the table of “Outstanding Equity Awards at Fiscal Year-End” below, as well as in Navient’s Information Statement filed on Form 10 with the SEC on April 10, 2014. Stock awards granted after April 30, 2014, are denoted in shares or units of Navient common stock.

Stock awards granted on February 4, 2014 represent restricted stock units (“RSUs”) that have or will vest and convert into shares of common stock in one-third increments on February 4, 2015, February 4, 2016 and February 4, 2017. Stock awards granted to Messrs. Chivavibul, Kane, and Hynes on May 1, 2014 represent Navient RSUs awarded in recognition of their increased responsibilities as newly-appointed executive officers of Navient, and will vest and convert into shares of common stock in one-third increments on May 1, 2015, May 1, 2016 and May 1, 2017.

3)	Navient stock options granted in 2014 to NEOs have or will vest in one-third increments on May 1, 2015, May 1, 2016 and May 1, 2017.

62	2015 Proxy Statement

4)

Amounts disclosed for awards granted in 2014 represent the grant date fair value computed in accordance with FASB ASC Topic 718. Additional details on accounting for stock-based compensation can found in “Note 2—Significant Accounting Policies” and “Note 11—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

As discussed in this proxy statement, Navient was spun-off from the company now known as SLM Corporation (“Post-Spin SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“SLM”). Equity awards granted prior to the Spin-Off were made in shares or units of SLM common stock, while equity awards granted after the Spin-Off, were made in shares or units of Navient common stock.

SLM equity awards outstanding on April 30, 2014, were adjusted and converted into Navient awards and Post-Spin SLM awards in the following manner. In general, holders of equity awards granted prior to 2014 received a “basket” of adjusted Post-Spin SLM and new Navient equity awards, and holders of equity awards granted in 2014 received equity awards “concentrated” solely in their post-Spin-Off employer. To keep the intrinsic value of outstanding SLM equity awards constant, the awards were adjusted into equity awards of Navient and Post-Spin SLM by a specific conversion ratio per company, which was based upon the volume weighted average prices for each company leading up to the time of the Spin-Off.

In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original SLM equity awards, including the original vesting schedule. The continuous service of each NEO with SLM (pre-Spin-Off) and Navient (post-Spin-Off) will be taken into account for vesting purposes. Additional details regarding the adjustment and conversion of SLM equity awards can be found in Navient’s Information Statement filed on Form 10 with the SEC on April 10, 2014.

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The table below sets forth information regarding both Navient and Post-Spin SLM equity awards that were outstanding as of December 31, 2014.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	TICKER SYMBOL(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(3) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (5) ($)
Remondi	1/8/2008	NAVI	2,000,000	0	11.0960	1/8/2018	-	-
	1/8/2009	NAVI	1,000,000	0	6.5230	1/8/2019	-	-
	1/27/2011	NAVI	80,000	0	9.3771	1/27/2021	-	-
	2/3/2012	NAVI	115,473	57,737	10.2558	2/3/2017	-	-
	2/7/2013	NAVI	85,369	170,738	11.4873	2/7/2018	-	-
	5/1/2014	NAVI	0	509,461	17.0000	5/1/2019	-	-
	8/8/2013	NAVI	-	-	-	-	13,984	302,194
	2/4/2014	NAVI	-	-	-	-	171,014	3,695,612
	4/21/2014	NAVI	-	-	-	-	194,224	4,197,180
	1/8/2008	SLM	2,000,000	0	6.2041	1/8/2018	-	-
	1/8/2009	SLM	1,000,000	0	3.6471	1/8/2019	-	-
	1/27/2011	SLM	80,000	0	5.2430	1/27/2021	-	-
	2/3/2012	SLM	115,473	57,737	5.7343	2/3/2017	-	-
	2/7/2013	SLM	85,369	170,738	6.4228	2/7/2018	-	-
	8/8/2013	SLM	-	-	-	-	13,657	139,164
	4/21/2014	SLM	-	-	-	-	189,678	1,932,818
Chivavibul	1/27/2011	NAVI	40,000	0	9.3771	1/27/2021	-	-
	2/3/2012	NAVI	25,091	12,545	10.2558	2/3/2017	-	-
	2/7/2013	NAVI	14,554	29,109	11.4873	2/7/2018	-	-
	5/1/2014	NAVI	0	109,170	17.0000	5/1/2019	-	-
	2/13/2012	NAVI	-	-	-	-	7,002	151,313
	2/7/2013	NAVI	-	-	-	-	10,493	226,753
	2/4/2014	NAVI	-	-	-	-	21,987	475,139
	5/1/2014	NAVI	-	-	-	-	12,046	260,314
	1/27/2011	SLM	40,000	0	5.2430	1/27/2021	-	-
	2/3/2012	SLM	25,091	12,545	5.7343	2/3/2017	-	-
	2/7/2013	SLM	14,554	29,109	6.4228	2/7/2018	-	-
	2/13/2012	SLM	-	-	-	-	6,840	69,699
	2/7/2013	SLM	-	-	-	-	10,247	104,416
Kane	1/27/2011	NAVI	13,333	0	9.3771	1/27/2021	-	-
	2/3/2012	NAVI	0	13,636	10.2558	2/3/2017	-	-
	2/7/2013	NAVI	18,193	36,386	11.4873	2/7/2018	-	-
	5/1/2014	NAVI	0	145,560	17.0000	5/1/2019	-	-

64	2015 Proxy Statement

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE(1)	TICKER SYMBOL(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(3) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (5) ($)
	2/13/2012	NAVI	-	-	-	-	7,609	164,430
	2/7/2013	NAVI	-	-	-	-	13,116	283,436
	2/4/2014	NAVI	-	-	-	-	26,874	580,747
	5/1/2014	NAVI	-	-	-	-	18,070	390,492
	5/12/2008	SLM	50,000	50,000	7.8465	5/12/2018	-	-
	1/27/2011	SLM	13,333	0	5.2430	1/27/2021	-	-
	2/3/2012	SLM	27,273	13,636	5.7343	2/3/2017	-	-
	2/7/2013	SLM	18,193	36,386	6.4228	2/7/2018	-	-
	2/13/2012	SLM	-	-	-	-	7,433	75,742
	2/7/2013	SLM	-	-	-	-	12,808	130,513
Hynes	5/13/2008	NAVI	100,000	0	13.9310	5/13/2018	-	-
	1/28/2010	NAVI	50,000	0	6.6127	1/28/2020	-	-
	1/27/2011	NAVI	40,000	0	9.3771	1/27/2021	-	-
	2/7/2013	NAVI	14,190	28,382	11.4873	2/7/2018	-	-
	5/1/2014	NAVI	0	87,336	17.0000	5/1/2019	-	-
	2/7/2013	NAVI	-	-	-	-	10,229	221,048
	2/4/2014	NAVI	-	-	-	-	21,987	475,139
	5/1/2014	NAVI	-	-	-	-	6,023	130,157
	5/13/2008	SLM	50,000	50,000	7.7891	5/13/2018	-	-
	1/28/2010	SLM	50,000	0	3.6974	1/28/2020	-	-
	1/27/2011	SLM	40,000	0	5.2430	1/27/2021	-	-
	2/7/2013	SLM	14,190	28,382	6.4228	2/7/2018	-	-
	2/7/2013	SLM	-	-	-	-	9,990	101,798

1)

For each equity award granted before the April 30, 2014 effective date of the Spin-Off, the grant date represents the date on which the award originally was granted by SLM. In connection with the Spin-Off, SLM equity awards granted before February 4, 2014, were generally adjusted and converted into a “basket” of Navient and Post-Spin SLM, while SLM equity awards granted on or after February 4, 2014 were “concentrated” into Navient equity awards.

2)	SLM traded under the ticker symbol “SLM” before the Spin-Off, and Post-Spin SLM began trading under the same ticker symbol following the Spin-Off.

3)

Stock options granted in 2012 to Messrs. Remondi, Chivavibul and Kane vested as follows: one-third of the stock options vested on each of February 3, 2013, February 3, 2014, and February 3, 2015. Stock options granted in 2013 have vested or will vest in one-third increments on each of February 7, 2014, February 7, 2015, and February 7, 2016. Stock options granted in 2014 will vest in one-third increments on each of May 1, 2015, May 1, 2016, and May 1, 2017. Certain vesting price targets associated with stock options granted in 2012 and 2013 were met prior to the April 30, 2014 effective date of the Spin-Off, and are no longer applicable.

The stock options granted during 2008 to Messrs. Kane and Hynes have or will vest fifty percent upon the earlier of Post-Spin SLM’s common stock price reaching a closing price equal to or greater than 120 percent of the adjusted grant price for

2015 Proxy Statement	65

five days. The remaining fifty percent of the stock options vest upon the earlier of Post-Spin SLM’s common stock price reaching a closing price equal to or greater than 140 percent of the adjusted grant price for five days. In any event, all the stock options vest eight years from the grant date.

4)

Restricted stock units (“RSUs”) granted in 2012 to Messrs. Chivavibul and Kane vested and were converted into shares of common stock in one-third increments on each of February 3, 2013, February 3, 2014 and February 3, 2015. RSUs granted in 2013 to Messrs. Chivavibul, Kane and Hynes have vested or will vest and be converted into shares of common stock in one-third increments on each of February 7, 2014, February 7, 2015 and February 7, 2016. RSUs granted to Mr. Remondi on August 8, 2013, have vested or will vest and be converted into shares of common stock in one-third increments on each of August 8, 2014, August 8, 2015, and August 8, 2016. RSUs granted in February 2014 have vested or will vest and be converted into shares of common stock in one-third increments on each of February 4, 2015, February 4, 2016 and February 4, 2017. Amounts include all accrued and unvested whole share dividend equivalent units (“DEUs”) that vest based on the vesting schedule for the underlying award on which they are issued.

RSUs granted to Mr. Remondi on April 21, 2014 relate to performance stock units (“PSUs”) granted by SLM in 2012 and 2013. Each PSU was subject to performance-based vesting over a three-year performance period that spanned the Spin-Off effective date. In anticipation of the Spin-Off, SLM settled each of these outstanding PSUs before the end of the applicable three-year performance period. The SLM Compensation and Personnel Committee evaluated both the actual and projected performance of SLM (determined as if the Spin-Off did not occur) compared to the performance goals previously established for each award, and issued time-vested RSUs in settlement of each outstanding PSU. Additional details can be found in the “Settlement of SLM Performance Stock Units” Section of the accompanying Compensation Discussion and Analysis. These settlement RSUs were granted on April 21, 2014, and subsequently were converted into a “basket” of Adjusted Post-Spin SLM and new Navient equity awards in the manner described above. The RSUs associated with the 2012 PSUs vested and were converted into shares of common stock on the second business day after Navient filed its Annual Report on Form 10-K for the fiscal year 2014. The RSUs associated with the 2013 PSUs will vest and be converted into shares of common stock on the second business day after Navient files its Annual Report on Form 10-K for the fiscal year 2015.

5)	Market value of shares or units is calculated based on the closing price of $21.61 (for Navient common stock) and $10.19 (for Post-Spin SLM common stock) on December 31, 2014.

Option Exercises and Stock Vested

		OPTION AWARDS		STOCK AWARDS
NAME	TICKER SYMBOL (1)	NUMBER OF SHARES ACQUIRED ON EXERCISE (2) (#)	VALUE REALIZED ON EXERCISE (3) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (4) (#)	VALUE REALIZED ON VESTING (5) ($)
Remondi	NAVI	0	0	44,195	926,729
	SLM	0	0	35,653	723,796
Chivavibul	NAVI	0	0	13,058	282,705
	SLM	0	0	16,214	366,190
Kane	NAVI	127,273	942,575	14,923	323,082
	SLM	0	0	18,260	412,458
Hynes	NAVI	0	0	10,104	218,751
	SLM	0	0	8,568	195,750

1)

As discussed in this proxy statement, Navient was spun-off from the company now known as SLM Corporation (“Post-Spin SLM”) and became an independent public company effective April 30, 2014. Prior to the Spin-Off, each of our NEOs was employed by the company previously known as SLM Corporation (“SLM”), and each NEO held equity awards granted by that company on the effective date of the Spin-Off. SLM equity awards outstanding on April 30, 2014 were adjusted and converted into Post-Spin SLM and/or Navient stock awards in connection with the Spin-Off, which is described in greater detail in the table of “Outstanding Equity Awards at Fiscal Year-End” above, as well as in Navient’s Information Statement filed on Form 10 with the SEC on April 10, 2014. SLM traded under the ticker symbol “SLM” before the Spin-Off, and Post-Spin SLM began trading under the same ticker symbol following the Spin-Off.

66	2015 Proxy Statement

2)

Mr. Kane exercised 100,000 Navient net-settled stock options on November 19, 2014, with a grant price of $14.0336 and a market price of $20.63 and received 16,712 net shares. He exercised 27,273 Navient net-settled stock options on November 19, 2014, with a grant price of $10.2558 and a market price of $20.63, and received 7,055 net shares.

3)

The value realized upon exercise is the number of net-settled stock options exercised multiplied by the difference between the market price of Navient common stock at exercise and the grant price of the net-settled stock options.

4)

Represents shares acquired upon the vesting of restricted stock units (“RSUs”). With the exception of Mr. Remondi, all SLM vesting events occurred before the Spin-Off, and shares acquired in connection with these vesting events therefore are denominated in shares of SLM. Of the 35,653 shares of SLM acquired by Mr. Remondi in 2014 upon the vesting of RSUs: (i) 28,826 shares (with a value of $662,421) represent shares in SLM acquired before the Spin-Off; and (ii) 6,827 shares (with a value of $61,375) represent shares in Post-Spin SLM acquired after the Spin-Off.

All Navient vesting events occurred after the Spin-Off and include vested Navient RSUs received under the Navient 2014 Management Incentive Plan in February 2015 for 2014 performance. These vested Navient RSUs carry transfer restrictions detailed in the “Summary Compensation Table” footnotes of this proxy statement.

5)	The value realized on vesting is the number of shares vested multiplied by the closing market price of SLM or Navient common stock on the respective vesting dates.

Pension Benefits

The Company has no tax-qualified pension plans and no non-qualified supplemental pension plans.

Non-Qualified Deferred Compensation

Under the Navient Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), eligible employees, including our NEOs, may elect to defer up to 80 percent of their annual cash-based compensation. Each year, a participant who has completed one year of service generally is eligible to receive a Company contribution in an amount equal to the greater of: (i) five percent (5%) of the participant’s annual “eligible compensation,” or (ii) five percent (5%) of the participant’s annual deferral amount; provided, however, that the Company contribution for a given year will not exceed the participant’s annual deferral amount. For this purpose “eligible compensation” is the employee’s annual cash-based compensation in excess of the annual compensation limit applicable to tax-qualified retirement plans, up to a maximum of $500,000.

All participant deferrals and Company contributions are credited to bookkeeping accounts. Amounts in each participant’s account are indexed to one or more investment alternatives chosen by the participant from a range of market-based alternatives. The Deferred Compensation Plan does not pay above-market or preferential earnings. Participants elect the time and form of payment of their accounts. Accounts generally are paid no sooner than the first day of the seventh month following the participant’s termination of employment, although certain in-service distributions are permitted. Immediate distributions upon the death or disability of the participant also are permitted. Accounts generally may be distributed either in a single lump sum or in up to ten (10) annual installments.

2015 Proxy Statement	67

The following table provides information regarding contributions and earnings under the Deferred Compensation Plan in 2014, as well as year-end account balances, for each of our NEOs.

Name	Executive Contributions in 2014	Registrant Contributions in 2014	Aggregate Earnings in 2014	Aggregate Withdrawals/Distributions in 2014	Aggregate Balance at 12/31/14
Remondi	$25,000	$25,000	$46,864	$0	$601,479
Chivavibul	18,438	18,438	9,388	0	184,590
Kane	21,934	21,934	12,161	0	142,141
Hynes	15,567	15,567	9,461	0	190,105

Amounts in the table above include contributions and earnings under a non-qualified supplemental savings plan established in connection with the Spin-Off and later merged with and into the Deferred Compensation Plan.

Arrangements with Named Executive Officers

Navient has not entered into an employment agreement with any of its NEOs. However, our NEOs participate in the Company’s severance plans for senior officers, and each of our NEOs is entitled to certain severance payments pursuant to the terms and conditions of those plans, which are described below.

Executive Severance Plan

Under Navient’s Executive Severance Plan for Senior Officers, eligible officers will receive a lump sum cash payment equal to (i) a multiple of base salary and an average annual incentive award (determined over the last 24 months), plus (ii) pro-rated target annual incentive award for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan), death or disability; or (c) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2; Executive Vice President-1. Under the plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and annual incentive award.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of outstanding equity awards upon severance is governed by the terms of the applicable equity award agreement and not the severance plan.

Change in Control Severance Plan

Under Navient’s Change in Control Plan Severance Plan for Senior Officers, if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual incentive award (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual incentive award for the year in which the termination occurs, as well as continuation of medical benefits for a two-year period. Under the plan, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. The plan does not allow for gross-ups.

68	2015 Proxy Statement

Potential Payments upon Termination or Change in Control

The tables below reflect the amount of compensation that would have been payable to each of our NEOs who were employed as executive officers of Navient on December 31, 2014, if such individual’s employment had terminated and/or a change in control had occurred on December 31, 2014, given the individual’s compensation and service levels as of December 31, 2014, and based on Navient’s closing stock price on that date of $21.61 per share. The amounts disclosed in the tables below are in addition to: (i) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and (ii) compensation and benefits available generally to all employees, such as distributions under Navient’s defined contribution retirement program, disability plans and accrued vacation pay.

The following severance arrangements were effective for our NEOs who were employed as executive officers of Navient on December 31, 2014: (i) the Navient Corporation Executive Severance Plan for Senior Officers, (ii) the Navient Corporation Change in Control Severance Plan for Senior Officers, and (iii) the Navient Corporation 2014 Omnibus Incentive Plan. The tables below show certain potential payments that would have been made to each of our NEOs if his employment had terminated on December 31, 2014, under various scenarios.

Change in Control Without Termination

Name	Equity Vesting(1)	Cash Severance	Medical Insurance / Outplacement	Total
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-

1)

Under the Change in Control Severance Plan for Senior Officers, outstanding equity awards become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. For purposes of this table, we have assumed that neither of these conditions is satisfied. Additionally, we have assumed that a Navient change-in-control event would not have triggered accelerated vesting of any outstanding Post-Spin SLM equity awards.

Change in Control and (i) Termination without Cause, or (ii) Termination for Good Reason

Name	Equity Vesting(2)	Cash Severance	Medical Insurance / Outplacement(3)	Total
Remondi	$12,927,489	$6,409,400	$21,733	$19,358,622
Chivavibul	2,053,893	2,042,925	19,393	4,116,211
Kane	2,613,289	2,356,200	24,593	4,994,082
Hynes	1,516,266	1,833,781	21,733	3,371,780

2)

For Navient stock and stock unit awards, the amounts shown reflect the closing market price of Navient common stock on December 31, 2014 ($21.61). For Navient stock options where the December 31, 2014 closing market price of Navient common stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2014. For purposes of this table, we have assumed that a Navient change-in-control event would not have triggered accelerated vesting of any outstanding Post-Spin SLM equity awards. See the table of “Outstanding Equity Awards at Fiscal Year-End” above, as well as in our Information Statement filed on Form 10 with the SEC on April 10, 2014, for details regarding the conversion process.

3)	Includes Navient’s estimated portion of the cost of health care benefits for 24 months.

2015 Proxy Statement	69

Termination without Cause or Termination for Good Reason

Name	Equity Vesting(4)	Cash Severance	Medical Insurance / Outplacement(5)	Total
Remondi	-	$5,297,550	$36,733	$5,334,283
Chivavibul	-	1,368,137	29,544	1,397,681
Kane	-	1,574,300	33,444	1,607,744
Hynes	-	1,151,296	31,299	1,182,595

4)

By their terms, outstanding Navient and Post-Spin SLM equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date.

5)

As President and Chief Executive Officer of Navient, Mr. Remondi is entitled to Navient’s estimated portion of the cost of health care benefits for a period of 24 months plus $15,000 of outplacement services. Amounts for Messrs. Chivavibul, Kane and Hynes include Navient’s estimated portion of the cost of health care benefits for 18 months, plus $15,000 of outplacement services.

Termination for Cause

Name	Equity Vesting(6)	Cash Severance	Medical Insurance / Outplacement	Total
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-

6)	Vested and unvested equity awards are forfeited upon Termination for Cause (as defined in the Navient Corporation 2014 Omnibus Incentive Plan).

Termination upon Retirement

Name	Equity Vesting(7)	Cash Severance	Medical Insurance / Outplacement	Total
Remondi	-	-	-	-
Chivavibul	-	-	-	-
Kane	-	-	-	-
Hynes	-	-	-	-

7)

As of December 31, 2014, Messrs. Remondi and Chivavibul were eligible for retirement vesting of their outstanding equity awards. Outstanding Navient and Post-Spin SLM equity awards generally continue to vest pursuant to the vesting schedule set forth in each applicable award agreement as if the NEO remains employed by Navient through the pre-established vesting date, provided that the NEO satisfies certain age and/or service conditions set forth in each company’s retirement policy. For equity awards originally granted by SLM prior to 2013, the award recipient must be age 60 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 70 years, to be eligible for retirement vesting. For equity awards originally granted by SLM in 2013 or 2014, and for all Navient equity awards, the award recipient must be age 65 or older upon retirement, or the award recipient must have attained a combination of age and years of service totaling at least 75 years, to be eligible for retirement vesting. Service with both SLM and Navient is counted for these purposes.

70	2015 Proxy Statement

Termination by Death or Disability

Name	Equity Vesting(8)	Cash Severance	Medical Insurance / Outplacement	Total
Remondi	$16,591,500	-	-	$16,591,500
Chivavibul	2,468,055	-	-	2,468,055
Kane	3,311,592	-	-	3,311,592
Hynes	2,001,444	-	-	2,001,444

8)

The vesting of all outstanding Navient and Post-Spin SLM equity awards will accelerate upon termination of employment due to death or disability. For Navient stock and stock unit awards, the amounts shown reflect the closing market price of Navient common stock on December 31, 2014 ($21.61). For Navient stock options where the December 31, 2014 closing market price of Navient common stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2014. For Post-Spin SLM stock and stock unit awards, the amounts shown reflect the closing market price of Post-Spin SLM common stock on December 31, 2014 ($10.19). For Post-Spin SLM stock options where the December 31, 2014 closing market price of Post-Spin SLM common stock was higher than the option exercise price, the amounts reflect the intrinsic value of the options as if they had been exercised on December 31, 2014.

Actual Payments upon Termination

Each of our NEOs remained employed by Navient as an executive officer on December 31, 2014.

2015 Proxy Statement	71

PROPOSAL 5 — APPROVAL OF MATERIAL TERMS FOR PERFORMANCE-BASED AWARDS UNDER THE NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN

In April 2014, we established the Navient Corporation 2014 Omnibus Incentive Plan (the “Incentive Plan”). Our sole shareholder at the time, the company now known as SLM Corporation, approved the Incentive Plan on April 8, 2014. We amended the Incentive Plan in early April 2015 to impose a minimum vesting requirement on stock options and stock appreciation rights granted under the Incentive Plan, and to clarify the plan’s restrictions on share recycling.

We are not now amending or altering the Incentive Plan. However, we are seeking shareholder approval of the eligibility requirements, performance objectives and award limits under the Incentive Plan. Shareholder approval of these material terms of the Incentive Plan is one of the requirements for allowing us to continue to make awards that will be tax-deductible to us as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

This proposal to approve these material terms of the Incentive Plan requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote, and voting affirmatively or negatively at the Annual Meeting. Accordingly, shares that are not voted affirmatively or negatively with respect to this proposal, including abstentions and broker non-votes, will not be relevant to the outcome.

The following summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement as Appendix A.

Summary of the Incentive Plan

In General.  The Incentive Plan is administered by the Compensation and Personnel Committee (the “Compensation Committee”) of our Board, except that the Board administers awards for directors. The Incentive Plan provides for various types of awards to be granted to participants, including awards both in cash and in or with respect to Common Stock and both short-term and long-term awards. Under the Incentive Plan, options to purchase shares of Common Stock and stock appreciation rights, or SARs, may be granted, but the per share exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Options and SARs must have fixed terms no longer than ten years. No dividend equivalent rights or units are permitted to be granted on options or SARs. In addition, repricing of options and SARs is prohibited under the Incentive Plan without approval of our shareholders, and options and SARs may not be cancelled in exchange for cash or other awards. Any options or SARs granted to employees generally are subject to a minimum vesting period of one year from the date of grant, except that earlier vesting of such awards may occur in the events of death, disability or change in control. However, 5% of the total number of shares of common stock available for issuance under the Incentive Plan will not be subject to this minimum vesting period. In addition, the Incentive Plan permits grants of restricted stock, unrestricted stock and restricted stock units on such terms as the Compensation Committee or Board may determine. The Incentive Plan also provides for performance unit awards and cash awards.

Shares Reserved.  The Incentive Plan provides that the maximum number of shares of our Common Stock as to which awards, under the plan, may be granted is 45,000,000 shares, which is referred to as the maximum share limit, all of which may be issued as incentive stock options under Code Section 422. If an award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the Incentive Plan. However, shares of Common Stock subject to awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award and shares of Common Stock that have been delivered to the

72	2015 Proxy Statement

Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award are not again be available for awards under the Incentive Plan. The Incentive Plan was amended in April 2015 to clarify that this prohibition against share recycling includes (i) shares of Common Stock that have been tendered or withheld in payment of an option, (ii) shares of Common Stock repurchased by the Company with option proceeds, and (iii) shares of Common Stock covered by a SAR, to the extent the SAR is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to a participant upon exercise of the SAR.

Of the 45,000,000 shares available for awards under the Incentive Plan, 23,072,624 shares were utilized in May 2014 to adjust and convert outstanding SLM equity awards in connection with the Spin-Off. Additional details regarding the adjustment and conversion of SLM equity awards can be found in the table of “Outstanding Equity Awards at Fiscal Year-End” in this proxy statement, as well as in Navient’s Information Statement filed on Form 10 with the SEC on April 10, 2014 (our “Form 10”). As of March 31, 2015, the number of shares subject to outstanding stock option awards was 17,027,263, with a weighted average strike price of $14.53 and weighted average remaining life of 3.17 years, and the number of shares subject to outstanding full value awards was 3,883,311, for a total of 20,190,574 outstanding equity awards. The number of shares available for future awards under the Incentive Plan was 17,721,069 as of March 31, 2015.

Award Limits.  Under the Incentive Plan, no employee may be granted, in any calendar year period: (i) awards exercisable, covering or relating to more than 1,250,000 shares of Common Stock; or (ii) cash awards, restricted stock unit awards or performance unit awards that may be settled solely in cash having a value greater than $5,000,000.

Adjustments.  The Incentive Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under the Incentive Plan, in the event of changes in the outstanding Common Stock by reason of a merger, stock split or certain other events.

Eligibility.  Employees and directors of the Company and its subsidiaries, and prospective employees and directors selected by the Compensation Committee or, in the case of directors, the Board, are eligible to participate in the Incentive Plan.

Stock Options.  The Compensation Committee determines, in connection with each option granted to employees, and the Board, in the case of grants to non-employee directors, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of Common Stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under Code Section 422 or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the Incentive Plan. The term of an option will not exceed ten years from the date of grant. Options may not include provisions that “reload” the option upon exercise. Any options granted to employees generally are subject to a minimum vesting period of one year from the date of grant, except that earlier vesting of such awards may occur in the events of death, disability or change in control. However, 5% of the total number of shares of Common Stock available for issuance under the Incentive Plan will not be subject to this minimum vesting period.

Stock Appreciation Rights.  Every SAR entitles the participant, on exercise of the SAR, to receive in cash or shares of Common Stock a value equal to the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise, over the exercise price established by the Compensation Committee or Board, as applicable. A SAR may be granted in tandem with an option, and a holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Compensation Committee or the Board, as applicable, will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become vested and exercisable. SARs may not include provisions that

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“reload” the SAR upon exercise. Any SARs granted to employees generally are subject to a minimum vesting period of one year from the date of grant, except that earlier vesting of such awards may occur in the events of death, disability or change in control. However, 5% of the total number of shares of Common Stock available for issuance under the Incentive Plan will not be subject to this minimum vesting period.

Restricted Stock.  The terms, conditions and limitations applicable to a restricted stock unit award, including any restriction period, will be determined by the Compensation Committee or the Board, as applicable.

Restricted Stock Units.  Restricted stock unit awards may be granted and/or settled in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested restricted stock unit award. The terms, conditions and limitations applicable to a restricted stock unit award, including any restriction period and the right to dividend equivalents, will be determined by the Compensation Committee or the Board, as applicable.

Performance Units.  Each performance unit has an initial value that is established by the Compensation Committee or the Board, as applicable, on the date of grant. After the applicable performance period has ended, the value of the performance unit is determined as a function of the extent to which the corresponding performance goals were achieved. The Compensation Committee may settle earned performance units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned performance units as soon as practicable after the end of the performance period and following the Compensation Committee’s determination of actual performance against the performance measures and related goals established by the Compensation Committee.

Performance Awards.  Any award available under the Incentive Plan may be structured as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Compensation Committee may determine.

Performance awards granted under the Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. One or more of such goals may apply to the employee, one or more business units, divisions or sectors of Navient, or Navient as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies. Performance awards may be based on any one or more of the following measures: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share), (b) core cash earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return measures (including return on assets, capital, equity, or sales), (d) total shareholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) core cash income or net income, (i) core cash operating income or net operating income, (j) operating profit or net operating profit, (k) gross or operating margin, (l) return on operating revenue, (m) market share, (n) loan volume, (o) overhead or other expense reduction, (p) charge-off levels, (q) deposit growth, (r) margins, (s) operating efficiency, (t) economic value added, (u) customer or employee satisfaction, (v) debt reduction, (w) capital targets, (x) consummation of acquisitions, dispositions, projects or other specific events or transactions, (y) liquidity, (z) capital adequacy, (aa) ratio of nonperforming to performing assets, (bb) ratio of common equity to total assets, or (cc) regulatory compliance metrics.

The performance measures described above are included in the Incentive Plan to enable the Compensation Committee, if it chooses to do so, to make stock awards or cash awards that qualify as qualified performance-based compensation under Code Section 162(m). The Compensation Committee can satisfy such requirements by, among other things, including provisions in awards that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our shareholders.

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Although the Compensation Committee is not required to include such provisions in awards, the inclusion of such provisions and compliance with certain other requirements of Code Section 162(m) would enable the Company to deduct from its taxable income the related compensation that it might not otherwise be able to deduct.

The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude certain events that occur during a performance period, including but not limited to: (a) amortization, depreciation or impairment of tangible or intangible assets, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs or reductions in force or early retirement programs, (e) any extraordinary non-recurring items that may be defined in an objective and non-discretionary manner under or by reference to U.S. Generally Accepted Accounting Principles, accounting standards or other applicable accounting standards in effect from time to time and/or in management’s discussion and analysis of financial condition and results of operations appearing in the our annual report to shareholders for the applicable year, (f) the sale of investments or non-core assets; (g) discontinued operations, categories or segments; (h) investments, acquisitions or dispositions; (i) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (j) natural catastrophes; (k) currency fluctuations; (l) stock based compensation expense; (m) early retirement of debt; (n) conversion of convertible debt securities; and (o) termination of real estate leases. Awards that are intended to qualify as qualified performance-based awards may not be adjusted upward but the Compensation Committee may retain the discretion to adjust upward awards not intended as qualified performance-based awards. The Compensation Committee may retain the discretion to adjust any performance awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

Vesting Upon Change in Control.  The treatment of awards on the occurrence of a change in control will be determined in the sole discretion of the Compensation Committee or the Board, as applicable, and may be described in the applicable award agreements. Such treatment may include the acceleration of vesting or the lapse of restrictions on the occurrence of a change in control or upon termination of employment following a change in control. The award agreements for equity awards currently outstanding under the Incentive Plan include “double-trigger” vesting provisions that mirror the Company’s Change in Control Severance Plan for Senior Officers, described elsewhere in this proxy statement. Each such agreement provides that the award will become vested and non-forfeitable in connection with a change in control only if (i) the participant’s employment is terminated, or (ii) the acquiring or surviving entity does not assume the equity awards. Attached to this proxy statement as Appendix B is a representative award agreement for RSUs granted under the Incentive Plan. Other award agreements can be found as exhibits to the Company’s Annual Report on Form 10-K.

Duration; Plan Amendments.  The Incentive Plan will expire by its terms on April 7, 2024. The Board may at any time amend, modify, suspend or terminate the Incentive Plan (and the Compensation Committee may amend or modify an award agreement) but in doing so cannot adversely affect any outstanding award without the participant’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is otherwise required by applicable legal requirements.

Unfunded Plan.  The Incentive Plan is unfunded. Although we may establish bookkeeping accounts with respect to participants who are entitled to cash, Common Stock or rights thereto under the Incentive Plan, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the Incentive Plan be construed as providing for such segregation, nor will Navient, our Board or our Compensation Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Incentive Plan. Any liability or obligation of Navient to any participant with respect to an award of cash, Common Stock or rights thereto under the Incentive Plan will be based solely on any

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contractual obligations that the Incentive Plan and any award agreement create, and no such liability or obligation of Navient will be deemed to be secured by any pledge or other encumbrance on any property of Navient. None of Navient, our Board or our Compensation Committee will be required to give any security or bond for the performance of any obligation that the Incentive Plan creates.

Material Federal Income Tax Consequences of Awards under the Incentive Plan

The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any locality, state or foreign country in which a participant’s grants, income or gain may be taxable.

Stock Options.  Some of the options issuable under the Incentive Plan may constitute incentive stock options, while other options granted under the Incentive Plan may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of Common Stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to the Company on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights.  The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock.  Generally, a grant of shares of Common Stock under the Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to the Company at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as

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compensation income in the year of grant, provided the Compensation Committee or Board, as applicable, permits the election and the participant makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units.  A grant of a right to receive shares of Common Stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at such times for the amount included in the participant’s income.

Performance Units.  The amount of any cash or the fair market value of any shares of Common Stock received by the holder on the settlement of performance units under the Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

Cash Awards.  Cash awards under the Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain.  A participant’s tax basis in vested shares of Common Stock acquired under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility.  In order for the Company to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the Incentive Plan by our shareholders will satisfy the shareholder approval requirement for the qualified performance-based exception and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 as they relate to the grant and payment of certain qualified performance-based awards (including Options and SARs) under the Incentive Plan so as to be eligible for the qualified performance-based exception. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Code Section 409A.  Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (and in some cases, plus interest) to the participant of deferred compensation and the imposition of a 20% additional tax imposed on the participant with respect to the deferred amounts included in the participant’s income.

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Equity Compensation Plan Information

The following table summarizes information as of December 31, 2014, relating to our equity compensation plans or arrangements pursuant to which grants of options, restricted stock, restricted stock units, stock units or other rights to acquire shares may be granted from time to time.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS	AVERAGE REMAINING LIFE (YEARS) OF OPTIONS OUTSTANDING	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity compensation plans approved by security holders:
Navient Corporation 2014 Omnibus Incentive Plan
Traditional options	429,470	$30.07	1.3
Net-settled options	7,167,683	14.29	3.1
RSUs	5,079,855	-	-

Total	12,677,008	14.68	3.1	19,739,484

Employee Stock Purchase Plan(2)	-	-	0.0	1,000,000

Total approved by security holders	12,677,008	14.68	3.1	20,739,484
Total not approved by security holders	-	-	-	-

1)

Upon exercise of a net-settled option, optionees are entitled to receive the after-tax spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2014, where provided.

2)

Number of shares available for issuance under the Navient Corporation Employee Stock Purchase Plan (ESPP) as of December 31, 2014. The ESPP was approved on April 8, 2014 by the company now known as SLM Corporation, then our sole shareholder. The ESPP became effective May 1, 2014.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS FOR PERFORMANCE-BASED AWARDS UNDER THE NAVIENT CORPORATION 2014 OMNIBUS INCENTIVE PLAN.

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OTHER MATTERS

Certain Relationships and Transactions

Navient has a written policy regarding review and approval of related persons transactions. Transactions covered by the policy include any transaction involving Navient and an amount in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (a “Related Persons Transaction”). Certain loans made in the ordinary course of Navient’s business to executive officers, directors and their family members are considered Related Persons Transactions and may be required to be disclosed in the proxy statement, but are pre-approved under the policy if they meet specified requirements. As of the date of this proxy statement, no such loans are outstanding.

Under the policy, the Corporate Secretary will notify the Chair of the Audit Committee of any proposed Related Persons Transaction, and the Chair of the Audit Committee will determine if approval under the policy is required. If such approval is required, the Audit Committee will then review the proposed Related Persons Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the Audit Committee takes into account whether a transaction would be on terms no less favorable to an unaffiliated third party under the same or similar circumstances.

On April 30, 2014 (the “Distribution Date”), the separation of Navient from SLM Corporation (the “Spin-Off”) was completed. The separation was effected through the distribution by SLM Corporation (“SLM”), on a one-to-one basis, of all of the shares of common stock of Navient (the “Distribution”) to the holders of shares of SLM common stock as of the close of business on April 22, 2014, the record date for the Distribution. As a result of the Distribution, Navient became an independent, publicly traded company.

To implement the separation and distribution of Navient, an internal corporate reorganization of SLM was effected, pursuant to which, on April 29, 2014, New BLC Corporation (“SLM BankCo”) replaced SLM (“Existing SLM”) as the parent holding company pursuant to a holding company merger (the “Merger”). Immediately following the effective time of the Merger, SLM BankCo changed its name to “SLM Corporation.” The resulting new SLM Corporation is referred to in this proxy statement as “SLM.”

The relationships and transactions between Navient and SLM described below are reportable because for the portion of 2014 ending with the Spin-Off, Existing SLM and subsequently SLM (as successor in interest to Existing SLM), constituted a greater than 5% beneficial owner of Navient. None of our directors or executive officers has any reportable interest in such relationships and transactions.

Separation and Distribution Agreement

On April 28, 2014, Navient entered into a Separation and Distribution Agreement with Existing SLM and SLM. The following description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of that Agreement, which is attached as Exhibit 2.2 to Navient’s Current Report on Form 8-K filed on May 2, 2014 and incorporated by reference herein.

The Separation and Distribution Agreement provides for the internal corporate reorganization by which the assets and liabilities related to (i) the consumer banking business, including Sallie Mae Bank, the student education loans it then held, a then-new private education loan servicing company

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and the Upromise Rewards business, were distributed to and retained by SLM and (ii) the loan management, servicing and asset recovery businesses now operated by Navient were contributed to Navient. Following the internal corporate reorganization, and pursuant to the Separation and Distribution Agreement, SLM effected the Distribution, pursuant to which all of the issued and outstanding shares of common stock of Navient were distributed as of 4:00 p.m., Eastern Time, on the Distribution Date, on a one-to-one basis, to the holders of shares of SLM’s common stock as of the close of business on April 22, 2014, the record date for the Distribution. The Separation and Distribution Agreement also provides for, among other things:

•	the settlement of accounts between Navient and SLM;

•

the obligation of each party to indemnify the other against liabilities retained or assumed by that party pursuant to the Separation and the Distribution Agreement and in connection with claims of third parties;

•	the allocation among the parties of rights and obligations under insurance policies;

•

the agreement of Navient and SLM (i) not to engage in certain competitive business activities for a period of five years, (ii) as to the effect of the non-competition provisions on post-Distribution mergers and acquisition activities of the parties and (iii) regarding “first look” opportunities;

•

the creation of a governance structure, including a separation oversight committee, by which matters related to the separation and other transactions contemplated by the Separation and Distribution Agreement will be monitored and managed; and

•	the confidentiality obligations of the parties.

Ancillary Agreements

Navient and SLM entered into several agreements ancillary to the Separation and Distribution Agreement, including the following agreements:

•	Transition Services Agreement, dated April 28, 2014, between Navient and SLM; and

•	Tax Sharing Agreement, dated April 28, 2014, between Navient and SLM.

Set forth below is a summary of each of these agreements. Each summary is qualified in its entirety by reference to the full text of the agreement being summarized, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to Navient’s Current Report on Form 8-K filed on May 2, 2014 and incorporated by reference herein.

Transition Services Agreement.  The Transition Services Agreement provides for the provision of various services, on an interim transitional basis, by Navient and SLM and to each other. The transitional services include access to certain information technology development, hosting and related support services, provision of certain short-term loan servicing functions, customer communications services, access to shared facilities, support services related to third-party transition service obligations and certain student loan trust and other administrative support services. In general, the agreed-upon charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and a predetermined profit based on a mark-up of such costs. Under the agreement, the separation oversight committee will be responsible for monitoring and managing all matters related to the transition and the provision of services by either party to the other. The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it, and in any event by no later than 24 months after the Distribution Date. The total amount paid by Navient to SLM pursuant to the Transition Services

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Agreement during 2014 was $809,350, and the total amount paid by SLM to Navient pursuant thereto during 2014 was $20,419,624, resulting in a net payment to Navient of $19,610,274.

Tax Sharing Agreement.  The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of Navient and SLM after the Distribution relating to taxes, including with respect to the payment of taxes, the preparation and filing of tax returns and the conduct of tax contests. Under the Tax Sharing Agreement, each party is generally liable for taxes attributable to its business. The Tax Sharing Agreement also addresses the allocation of tax liabilities that are incurred as a result of the Merger, separation and distribution. In addition, the Tax Sharing Agreement restricts the parties from taking certain actions that could prevent the Merger, separation and distribution from qualifying for the tax treatment described in the Separation and Distribution Agreement. The total amount paid by Navient to SLM pursuant to the Tax Sharing Agreement during 2014 was $44,724,000, and the total amount paid by SLM to Navient pursuant thereto during 2014 was $104,303,382, resulting in a net payment to Navient of $59,579,382.

Other Agreements.  Navient also entered into a joint marketing agreement, a key systems agreement, a data sharing agreement and a sublease agreement with SLM and a loan servicing and administration agreement with Sallie Mae Bank, none of which is material to Navient (collectively, the “Other Agreements”). For a description of the Other Agreements, see the section captioned “Certain Relationships and Related Party Transactions” in the information statement filed as Exhibit 99.1 to our Form 10. The total amount paid by Navient to SLM pursuant to the Other Agreements during 2014 was $646,306, and the total amount paid by SLM to Navient pursuant thereto during 2014 was $9,136,726, resulting in a net payment to Navient of $8,490,420.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Navient’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in Navient Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the period from May 1, 2014 to December 31, 2014 all required reports were filed in a timely manner, except for the following transactions which were not timely filed: Form 4 filings with respect to (i) Somsak Chivavibul; (ii) Timothy Hynes; (iii) John Kane; (iv) Jack Remondi; and (v) Barry Williams, in each case reflecting their acquisition of common stock, share equivalents, restricted stock, restricted stock units and/or stock options acquired as a result of the Spin-Off. These filings, which were due Friday, May 2, 2014, were made on Monday, May 5, 2014.

Other Matters for the 2015 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Navient has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Navient to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Shareholder Proposals for the 2016 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at Navient’s 2016 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the

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Company’s 2016 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 11, 2015, and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in Navient’s proxy statement.

Navient’s Bylaws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. Navient’s Bylaws provide that any such proposals or nominations for the Company’s 2016 Annual Meeting must be received by it on or after January 22, 2016, and on or before February 21, 2016. Any such notice must satisfy the other requirements in Navient’s Bylaws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), Navient may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by Navient. We have engaged MacKenzie Partners, Inc. to solicit proxies for an estimated fee of $15,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of Navient may solicit proxies by telephone, telefax, personal calls, or other electronic means. Navient will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Navient’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of our Annual Report on Form 10-K, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding stock but share the same address, Navient has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Internet Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered shareholder and would like to have separate copies of the Notice of Internet Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Internet Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you wish to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

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APPENDIX A

NAVIENT CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Amended and Restated as of April 6, 2015

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NAVIENT CORPORATION

2014 OMNIBUS INCENTIVE PLAN

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NAVIENT CORPORATION

2014 OMNIBUS INCENTIVE PLAN

1.	Plan

Navient Corporation, a Delaware corporation (the “Company”), established this Navient Corporation 2014 Omnibus Incentive Plan (this “Plan”), effective as of April 7, 2014 (the “Effective Date”). The Company amended and restated the Plan effective April 6, 2015, to impose a minimum vesting requirement on stock options and stock appreciation rights granted under the Plan, and to clarify the Plan’s restrictions on share recycling. This Plan shall continue in effect for a term of 10 years after the Effective Date unless sooner terminated by action of the Board of Directors of the Company.

2.	Objectives

This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as defined herein), to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants (as defined herein) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3.	Definitions

As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means an occurrence of any of the following events: (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Company, immediately after which such

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person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Company, unless the Company resulting from such merger, consolidation or reorganization (the “Surviving Company”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Company in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Company were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Personnel Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Navient Corporation, a Delaware corporation, or any successor thereto.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Code Section 162(m).

“Director” means an individual serving as a member of the Board who is not an Employee and an individual who has agreed to become a director of the Company or any of its Subsidiaries and actually becomes such a director following such date of agreement.

“Director Award” means the grant of any Award (other than an Incentive Stock Option), whether granted singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

“Disability” means (1) if the Participant is an Employee, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (2) if the Participant is a Director, a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

“Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

“Employee” means (i) an employee of the Company or any of its Subsidiaries, (ii) an employee or former employee of the former parent of the Company, SLM Corporation, a Delaware corporation

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(“SLM”), but only with respect to Awards made in connection with the separation of the Company from SLM, and (iii) an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances an amount of cash or one share of Common Stock or equivalent value in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Qualified Performance Awards” has the meaning set forth in Paragraph 8(a)(vii)(B).

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“Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4.	Eligibility

(a)        Employees.  All Employees are eligible for Employee Awards under this Plan, provided, however, that if the Committee makes an Employee Award to an individual whom it expects to become an Employee following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

(b)        Directors.  All Directors are eligible for Director Awards under this Plan, provided, however, that if the Board makes a Director Award to an individual whom it expects to become a Director following the Grant Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.

5.	Common Stock Available for Awards

Subject to the provisions of Paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for

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or settled in Common Stock) an aggregate of 45,000,000 shares of Common Stock (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Stock Award granted under this Plan shall be counted against the Maximum Share Limit as one share of Common Stock; each Option and SAR shall be counted against the Maximum Share Limit as one share of Common Stock.

Awards settled in cash shall not reduce the Maximum Share Limit under the Plan. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit (i.e., increased by one share of Common Stock, if a Stock Award, and one share of Common Stock, if an Option or SAR). The following shares of Common Stock shall not become available again for issuance under the Plan:

(a)        Shares of Common Stock that have been retained or withheld by the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award;

(b)        Shares of Common Stock that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the Exercise Price, purchase price or tax withholding obligation of an Award;

(c)        Shares of Common Stock tendered or withheld in payment of an Option; and;

(d)        Shares repurchased by the Company with Option proceeds.

In addition, shares of Common Stock covered by a SAR, to the extent the SAR is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(a)        No Employee may be granted during any calendar year Awards exercisable, covering or relating to more than 1,250,000 shares of Common Stock (the “Stock-Based Award Limitation”); and

(b)        No Employee may be granted during any calendar year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash, having a value determined on the Grant Date in excess of $5,000,000.

6.	Administration

(a)    Authority of the Committee.  Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; (ii) Awards may be granted to individuals who are subject to Section 16(b) of

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the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death, Disability, retirement or Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

(b)        Indemnity.  No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

(c)        Prohibition on Repricing of Awards.  Subject to the provisions of Paragraph 15 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s stockholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

7.	Delegation of Authority

The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Paragraph 6(a) above, to the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

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8.	Employee Awards

(a)        The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

Except as otherwise provided in this Paragraph 8(a), any Option or SAR shall have a minimum vesting period of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon an Employee’s termination of employment by reason of death, Disability or Change in Control. The foregoing notwithstanding, 5% of the total number of shares of Common Stock available for issuance under this Plan shall not be subject to the minimum vesting requirement described in the preceding sentence.

(i)        Options.  An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, including the minimum vesting requirement described in this Section 8(a), the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.

(ii)        Stock Appreciation Rights.  An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, including the minimum vesting requirement described in this Section 8(a), the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

(iii)        Stock Awards.  An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including,

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but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8(a) hereof.

(iv)        Restricted Stock Unit Awards.  An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to receive Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units.

(v)        Performance Unit Awards.  An Employee Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee. The terms, conditions and limitations applicable to a Performance Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee.

(vi)        Cash Awards.  An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(b)        Performance Awards.  Without limiting the type or number of Awards that may be made under the other provisions of this Plan, any Employee Award granted under this Plan may be structured as a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(i)        Nonqualified Performance Awards.  Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(ii)        Qualified Performance Awards.  Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established,

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objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following: (a) cash flow (including operating cash flow, free cash flow, cash flow return on capital, or cash flow per share), (b) core cash earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return measures (including return on assets, capital, equity, or sales), (d) total stockholder return, (e) productivity ratios, (f) expense targets or ratios, (g) revenue, (h) core cash income or net income, (i) core cash operating income or net operating income, (j) operating profit or net operating profit, (k) gross or operating margin, (l) return on operating revenue, (m) market share, (n) loan volume, (o) overhead or other expense reduction, (p) charge-off levels, (q) deposit growth, (r) margins, (s) operating efficiency, (t) economic value added, (u) customer or employee satisfaction, (v) debt reduction, (w) capital targets, (x) consummation of acquisitions, dispositions, projects or other specific events or transactions, (y) liquidity, (z) capital adequacy, (aa) ratio of nonperforming to performing assets, (bb) ratio of common equity to total assets, or (cc) regulatory compliance metrics.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude certain events that occur during a Performance Period including but not limited to: (i) amortization, depreciation or impairment of tangible or intangible assets, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs or reductions in force or early retirement programs, (v) any extraordinary non-recurring items that may be defined in an objective and non-discretionary manner under or by reference to U.S. Generally Accepted Accounting Principles, accounting standards or other applicable accounting standards in effect from time to time and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the sale of investments or non-core assets; (vii) discontinued operations, categories or segments;

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(viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases.

(iii)        Adjustment of Performance Awards.  Awards that are intended to qualify as Performance Awards may not be adjusted upward. The Committee may retain the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.	Director Awards

The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, with the exception of Incentive Stock Options, may be granted singly, in combination, or in tandem and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.

10.	Award Payment; Dividends and Dividend Equivalents

(a)        General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)        Dividends and Dividend Equivalents.  Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs. Rights to (1) dividends will be extended to and made part of any Restricted Stock Award and (2) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that any such dividends or Dividend Equivalents paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals shall be subject to the same restrictions and/or Performance Goals as applicable, as the underlying Stock Award.

11.	Option Exercise

The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt

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additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.

12.	Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13.	Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (2) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of shares of Common Stock available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award.

14.	Assignability

Unless otherwise determined by the Committee (or the Board in the case of Director Awards) and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

15.	Adjustments

(a)        The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or

2015 Proxy Statement	A-13

junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)        In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (1) the number of shares of Common Stock reserved under this Plan, (2) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (3) the Exercise Price or other price in respect of such Awards, (4) the Stock-Based Award Limitations, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Exercise Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Award Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c)        In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

(d)        No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

16.	Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any

A-14	2015 Proxy Statement

securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17.	Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

18.	Code Section 409A

(a)        Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b)        Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c)        If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

2015 Proxy Statement	A-15

19.	Awards to Foreign Nationals and Employees Outside the United States

The Committee may, without amending this Plan, (1) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from those set forth in this Plan, and (2) grant Awards to such Participants in accordance with those rules.

20.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

21.	Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

22.	Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

23.	Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

24.	Effectiveness

This Plan, as approved by the Board on April 7, 2014, became effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

The then sole stockholder of the Company approved this Plan on April 8, 2014. The Company amended and restated the Plan on April 6, 2015.

IN WITNESS WHEREOF, Navient Corporation has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

NAVIENT CORPORATION

By:

Name:

Title:

A-16	2015 Proxy Statement

APPENDIX B

Navient Corporation 2014 Omnibus Incentive Plan Restricted Stock Unit Term Sheet

Pursuant to the terms and conditions of the Navient Corporation 2014 Omnibus Incentive Plan (the “Plan”), the Compensation and Personnel Committee of the Navient Corporation Board of Directors (the “Committee”) hereby grants to                  (the “Grantee”) on May 1, 2014 (the “Grant Date”) an award (the “Award”) of                  shares of Restricted Stock Units (“RSUs”), which represent the right to acquire shares of common stock of Navient Corporation (the “Corporation”) subject to the following terms and conditions (this “Agreement”):

1.	Vesting Schedule. Unless vested earlier as set forth below, the Award will vest, and will be converted into shares of common stock, in one-third increments on May 1, 2015, May 1, 2016 and May 1, 2017.

2.

Employment Termination; Death; Disability.  Except as provided below, if the Grantee voluntarily ceases to be an employee of the Corporation (or one of its subsidiaries) for any reason or his or her employment is terminated by the Corporation for Misconduct (as defined below), he/she shall forfeit any portion of the Award that has not vested as of the date of such termination of employment. For purposes of this Agreement, “Misconduct” is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; an unauthorized disclosure of any Corporation trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.

If not previously vested, the Award will continue to vest, and will be converted into shares of common stock, on the original vesting terms and vesting dates set forth above in the event that (i) the Grantee’s employment is terminated by the Corporation for any reason other than for Misconduct or (ii) the Grantee voluntarily ceases to be an employee of the Corporation (or one of its subsidiaries) and meets the Corporation’s retirement eligibility requirements under the Corporation’s retirement eligibility policy in effect as of the Grant Date, which shall be determined by the Corporation in its sole discretion.

If not previously vested, the Award will vest, and will be converted into shares of common stock, upon death or Disability (provided that such Disability qualifies as a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4)).

The Award shall be forfeited upon termination of employment due to Misconduct.

Notwithstanding anything stated herein, the Plan or in the Navient Corporation Change in Control Severance Plan for Senior Officers, this Award shall not be subject to the terms set forth in the Navient Corporation Change in Control Severance Plan for Senior Officers.

3.	Change in Control. Notwithstanding anything to the contrary in this Agreement:

(a)

In the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, then any portion of the Award that is not vested shall become 100 percent

2015 Proxy Statement	B-1

vested; provided, however, the conversion of the accelerated portion of the RSUs into shares of common stock (i.e., the settlement of the Award) will nevertheless be made at the same time or times as if such RSUs had vested in accordance with the vesting schedule set forth in Section 1 or, if earlier, upon the termination of Grantee’s employment for reasons other than Misconduct.

(b)

If Grantee’s employment shall terminate within twenty-four months following a Change in Control for any reason other than (i) by the Corporation for Misconduct or (ii) by Grantee’s voluntary termination of employment that is not a Termination of Employment for Good Reason, as defined in the Change in Control Severance Plan for Senior Officers (if applicable to the Grantee), any portion of the Award not previously vested shall immediately become vested, and shall be converted into shares of common stock, upon such employment termination.

4.

Taxes; Dividends.  The Grantee of the Award shall make such arrangements as may reasonably be required by the Corporation, including transferring a sufficient number of shares of the Corporation’s stock, to satisfy the income and employment tax withholding requirements that accrue upon the Award becoming vested or, if applicable, settled in shares of the Corporation’s common stock (by approving this Agreement, the Committee hereby approves the transfer of such shares to the Corporation for purposes of SEC Rule 16b-3). Dividends declared on an unvested Award will not be paid currently. Instead, amounts equal to such dividends will be credited to an account established on behalf of the Grantee and such amounts will be deemed to be invested in additional shares of the Corporation’s common stock (“Dividend Equivalents”). Such Dividend Equivalents will be subject to the same vesting schedule to which the Award is subject. Upon vesting of any portion of the Award, the amount of Dividend Equivalents allocable to such Award (and any fractional share amount) will also vest and will be converted into shares of the Corporation’s common stock (provided that any fractional share amount shall be paid in cash).

5.

Section 409A.  For purposes of section 409A of the Internal Revenue Code, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), each payment and benefit payable under this Agreement is hereby designated as a separate payment. The parties intend that all RSUs provided under this Agreement and shares issuable hereunder comply with or be exempt from the requirements of Section 409A so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is to be accelerated in connection with the Grantee’s termination of service, such accelerated RSUs will not be settled by virtue of such acceleration until and unless the Grantee has a “separation from service” within the meaning of Section Treasury Regulation 1-409A-1(h), as determined by the Corporation, in its sole discretion. Further, and notwithstanding anything in the Plan or this Agreement to the contrary, if (x) any of the RSUs to be provided in connection with the Grantee’s separation from service do not qualify for any reason to be exempt from Section 409A, (y) the Grantee is, at the time of such separation from service, a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) and (z) the settlement of such RSUs would result in the imposition of additional tax under Section 409A if such settlement occurs on or within the six (6) month period following the Grantee’s separation from service, then, to the extent necessary to avoid the imposition of such additional taxation, the settlement of any such RSUs during such six (6) month period will accrue and will not be settled until the date six (6) months and one (1) day following the date of the Grantee’s separation from service and on such date (or, if earlier, the date of the Grantee’s death), such RSUs will be settled.

B-2	2015 Proxy Statement

6.

Clawback Provision.  Notwithstanding anything to the contrary herein, if the Board of Directors of the Corporation, or an appropriate committee thereof, determines that, any material misstatement of financial results or a performance metric criteria has occurred as a result of the Grantee’s conduct or the Grantee has committed a material violation of corporate policy or has committed fraud or Misconduct, then the Board or committee shall consider all factors, with particular scrutiny when one of the top 20 members of management are involved, and the Board or such committee, may in its sole discretion require reimbursement of any compensation resulting from the vesting, exercise or settlement of Options and/or Restricted Stock/RSUs and the cancellation of any outstanding Options and/or Restricted Stock/RSUs from the Grantee (whether or not such individual is currently employed by the Corporation) during the three- year period following the date the Board first learns of the violation, fraud or Misconduct.

7.

Securities Law Compliance.    The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any transfer or sale by the Grantee of any shares of the Corporation’s common stock, including without limitation (a) restrictions under an insider trading policy and (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the shares of the Corporation’s common stock. The sale of the shares must also comply with other applicable laws and regulations governing the sale of such shares.

8.

Data Privacy.  As an essential term of this award, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described herein for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. By accepting this award, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”). Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of the Corporation’s common stock. Grantee acknowledges that Data may be held to implement, administer and manage the Grantee’s participation in the Plan as determined by the Corporation, and that Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Grantee’s consent may adversely affect Grantee’s ability to participate in the Plan.

9.

Electronic Delivery.  The Corporation may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Grantee’s term of service with the Corporation (or its subsidiaries) and thereafter until withdrawn in writing by Grantee.

2015 Proxy Statement	B-3

10.

Board Interpretation.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable, the Committee concerning any questions arising under this Agreement or the Plan.

11.

No Right to Continued Employment.  Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Grantee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

12.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

14.

Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation

Attn: Human Resources, Equity Plan Administration

300 Continental Drive

Newark, DE 19713

If to the Grantee, to (i) the last address maintained in the Corporation’s Human Resources files for the Grantee or (ii) the Grantee’s mail delivery code or place of work at the Corporation (or its subsidiaries).

15.

Plan Controls; Entire Agreement; Capitalized Terms.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan control, except as expressly stated otherwise herein. This Agreement and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature. Capitalized terms not defined herein shall have the meanings as described in the Plan.

16.

Miscellaneous.  In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Grantee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of the Agreement. The Grantee is responsible for complying with all laws applicable to Grantee, including federal and state securities reporting laws.

B-4	2015 Proxy Statement

Accepted by:

Date
NAVIENT CORPORATION
BY: Jack Remondi
President and Chief Executive Officer

2015 Proxy Statement	B-5

NAVIENTSM
NAVIENT CORPORATION
ATTN: CORPORATE SECRETARY
123 JUSTISON STREET
WILMINGTON, DE 19801
VOTE BY INTERNET- www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M90618-P60822
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
NAVIENT CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
Nominees:
For
Against
Abstain
For
Against
Abstain
1a. John K. Adams, Jr.
1b.
Ann Torre Bates
1l. Laura S. Unger
1c.
Anna Escobedo Cabral
1m. Barry L. Williams
1d.
William M. Diefenderfer, III
2. Ratification of the appointment of KPMG LLP as
our independent registered public accounting
firm for 2015.
1e.
Diane Suitt Gilleland
1f.
Katherine A. Lehman
3. Advisory approval of executive compensation.
1g.
Linda A. Mills
The Board of Directors recommends you vote
1 Year on the following proposal:
1 Year
2 Years
3 Years
Abstain
4. Advisory approval of the frequency of an executive compensation vote.
1h.
Barry A. Munitz
1i.
John F. Remondi
The Board of Directors recommends you vote FOR
the following proposal:
For
Against
Abstain
1j.
Steve L. Shapiro
5. Approval of the material terms for performance-based awards under the Navient Corporation 2014 Omnibus Incentive Plan.
1k.
Jane J. Thompson
For address changes and/or comments, please check this box and write them on the back where indicated.
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.
Please indicate if you plan to attend this meeting.
Yes
No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
ADMISSION TICKET
Bring this ticket and photo ID with you if you plan on attending the meeting.
NOTE: Cameras, transmission, broadcasting and other recording devices, including smart phones, will not be permitted in the meeting room. Attendees may be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
M90619-P60822
NAVIENT CORPORATION
Annual Meeting of Shareholders
May 21, 2015 11:00 AM
Westin Wilmington
818 Shipyard Drive
Wilmington, DE 19801
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mark Heleen and Kurt Slawson, or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Navient Corporation to be held on May 21, 2015, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” All PORTIONS OF PROPOSALS 1, 2, 3 AND 5, ONE YEAR WITH RESPECT TO PROPOSAL 4, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.
THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE NAVIENT 401(K) SAVINGS PLAN.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)